THIRD AMENDED AND RESTATED SECURITIES PURCHASE AGREEMENT


      THIRD AMENDED AND RESTATED SECURITIES PURCHASE AGREEMENT (the "Agreement"), dated as of February 9, 2007, by and among Ascendia Brands, Inc. (f/k/a Cenuco, Inc.), a Delaware corporation, with headquarters located at 100 American Metro Boulevard, Suite 108, Hamilton, NJ 08619 (the "Company"), and the investors listed on the Schedule of Buyers attached hereto (individually, a "BUYER" and collectively, the "BUYERS").

      WHEREAS:

      A. The Company and the Buyers entered into that certain Second Amended and Restated Securities Purchase Agreement, dated as of June 30, 2006 (as amended from time to time in accordance with its terms, the "ORIGINAL SECURITIES
PURCHASE AGREEMENT"), whereby the Company, among other things, issued (i) a Senior Secured Convertible Note (the "ORIGINAL NOTE"), (ii) warrants a copy of which is attached hereto as EXHIBIT A-1 (the "SERIES A WARRANTS"), to acquire up to that number of additional shares of the Company's common stock, par value $0.001 (the "COMMON STOCK") set forth opposite such applicable Buyer's name in column (4) of the Schedule of Buyers (as exercised, collectively, the "SERIES A WARRANT SHARES") and (iii) warrants, a copy of which is attached hereto as EXHIBIT A-2 (the "SERIES B WARRANTS", and together with the Series A Warrants, the "WARRANTS"), to acquire up to that number of additional shares of Common Stock set forth opposite such applicable Buyer's name in column (5) of the Schedule of Buyers (as exercised, collectively, the "SERIES B WARRANT SHARES", and together with the Series A Warrant Shares, the "WARRANT SHARES").

      B. Contemporaneously with the execution and delivery of the Original Securities Purchase Agreement, Steven Bettinger, Jodi Bettinger and Prencen LLC, a Delaware limited liability company ("PRENCEN"), executed and delivered that certain Securities Purchase Agreement, dated as of June 30, 2006 (the "BETTINGER AGREEMENT"), whereby Prencen acquired an aggregate of Three Million, Three Hundred and Twenty Two Thousand, Four Hundred and Eighty Two (3,322,482) shares of Common Stock (the "ORIGINAL BETTINGER SHARES" and such number of Original Bettinger Shares held by Prencen or its affiliates as of the Closing Date (as defined below), the "BETTINGER SHARES").

      C. The Company and the Buyers entered into that certain Amendment and Exchange Agreement, dated as of December 27, 2006 (the "COMMON EXCHANGE AGREEMENT"), whereby, among other things, Prencen and the Company exchanged certain shares of Common Stock held by Prencen (the "INITIAL COMMON SHARES") for 300 shares of a new series of convertible preferred stock of the Company designated as Series B Convertible Preferred Stock, the terms of which are set forth in the certificate of designations filed with the Secretary of State of Delaware on December 27, 2006 for such series of preferred shares (the "SERIES B CERTIFICATE OF DESIGNATIONS") (together with any convertible preferred shares issued in replacement thereof in accordance with the terms thereof, the "SERIES B PREFERRED STOCK"), which Series B Preferred Stock is convertible into shares of Common Stock (the shares into which such Series B Preferred Stock may be converted, the "SERIES B PREFERRED CONVERSION SHARES") in accordance with the terms of the Series B Certificate of Designations.


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      D. The Company and the Buyers entered into that certain Amendment No. 1 to the Amendment and Exchange Agreement, dated as of December 29, 2006 (the "AMENDMENT TO COMMON EXCHANGE AGREEMENT"), whereby, among other things, Prencen and the Company exchanged certain shares of Common Stock (the "ADDITIONAL COMMON SHARES", and together with the Initial Common Shares, the "COMMON SHARES") held by Prencen for 30 shares of a new series of convertible preferred stock of the Company designated as Series B-1 Convertible Preferred Stock, the terms of which are set forth in the certificate of designations filed with the Secretary of State of Delaware on December 29, 2006 for such series of preferred shares (the "SERIES B-1 CERTIFICATE OF DESIGNATIONS" and together with the Series B
Certificate of Designations, the "CERTIFICATES OF DESIGNATIONS" and each a "CERTIFICATE OF DESIGNATIONS") (together with any convertible preferred shares issued in replacement thereof in accordance with the terms thereof, the "SERIES B-1 PREFERRED STOCK" and together with the Series B Preferred Stock, the "PREFERRED STOCK"), which Series B-1 Preferred Stock is convertible into shares of Common Stock (the shares into which such Series B-1 Preferred Stock may be converted, the "SERIES B-1 PREFERRED CONVERSION SHARES" and together with the Series B Preferred Conversion Shares, the "PREFERRED CONVERSION SHARES") in accordance with the terms of the Series B-1 Certificate of Designations.

      E. The Company and the Buyers entered into that certain Amendment Agreement, dated as of December 30, 2006 (the "NOTE AMENDMENT AGREEMENT"), whereby, among other things, (i) the Company amended and restated the Original Note as an Amended and Restated Senior Secured Convertible Note (the "AMENDED NOTE") and (ii) Prencen Lending LLC, a Delaware limited liability company ("PRENCEN LENDING"), waived certain Existing Events of Default (as defined in the Note Amendment Agreement).

      F. The Company has authorized a new series of secured convertible notes of the Company, in substantially the form attached hereto as EXHIBIT B (such notes issued hereunder, the "NOTES" and each a "NOTE"), which shall be convertible into Common Stock in accordance with the terms of such Notes (the Common Stock received upon such conversion, collectively, the "NOTE CONVERSION SHARES" and together with the Preferred Conversion Shares, the "CONVERSION SHARES").

      G. In accordance with Section 9(b) of the Amended Note, which permits the Company to redeem up to $20 million in principal amount of the Amended Note in an Acquisition Redemption (as defined in the Amended Note) for the Acquisition Redemption Price (as defined in the Amended Note), the Company and the Buyers have agreed, upon the terms and conditions set forth herein, that (i) $21,464,000 (the "ACQUISITION PRINCIPAL PAYOFF AMOUNT") shall be paid by the Company to Prencen Lending on the Closing Date in cash by wire transfer of immediately available funds in accordance with Prencen Lending's written wire instructions delivered to the Company on or prior to the Closing Date in consideration of the redemption of $15 million of principal amount of the Amended Note and (ii) the Amended Note shall be cancelled and the Company shall issue a new Note to Prencen Lending hereunder on the Closing Date, which shall reflect, among other things, the new outstanding principal amount of $76,000,000 (the "ACQUISITION REMAINING PRINCIPAL AMOUNT").

      H. In accordance with Section 2 of the Amended Note, the Company shall pay on the Closing Date to Prencen Lending, in cash by wire transfer of immediately available funds in accordance with Prencen Lending's written wire instructions delivered to the Company on or prior to the Closing Date, all accrued but unpaid interest on the Amended Note during the period commencing on August 2, 2006 and ending on the Closing Date in the amount of $4,372,077 (the "ACQUISITION INTEREST PAYOFF AMOUNT", and together with the Acquisition Principal Payoff Amount, the "ACQUISITION PAYOFF AMOUNT").

      I. Contemporaneously with the execution and delivery of this Agreement, the Company is executing and delivering that certain Securities Purchase Agreement (the "OTHER SECURITIES PURCHASE AGREEMENT"), by and among the Company, Watershed Capital Partners, L.P. ("WCP") and Watershed Capital Institutional Partners, L.P. (together with WCP, "WATERSHED"), whereby the Company has agreed on the Closing Date to sell, and Watershed has agreed to purchase, upon the terms and conditions stated in the Other Securities Purchase Agreement, $10,000,000 in principal amount of additional Notes (the "OTHER NOTES" and together with the Notes, the "AGGREGATE NOTES"), which shall be convertible into Common Stock in accordance with the terms of such Other Notes (the Common Stock received upon such conversion, collectively, the "OTHER CONVERSION SHARES"). The terms and provisions of the Notes and the Other Notes are substantially identical.

      J. Contemporaneously with the execution and delivery of this Agreement, the parties hereto and Watershed are executing and delivering a Registration Rights Agreement, substantially in the form attached hereto as EXHIBIT C (as amended or modified from time to time in accordance with its terms, the "REGISTRATION RIGHTS AGREEMENT"), pursuant to which the Company has agreed to provide certain registration rights with respect to the Conversion Shares, the Other Conversion Shares, the Warrant Shares and the Bettinger Shares and certain shares held by affiliates of the Investors (as defined in the Registration Rights Agreement) under the Securities Act of 1933, as amended (the "1933 ACT") and the rules and regulations promulgated thereunder, and applicable state securities laws. Upon the execution of the Registration Rights Agreement by the parties thereto, the Second Amended and Restated Registration Rights Agreement, by and among the Company and the Buyers, dated as of June 30, 2006 (as amended by the Common Exchange Agreement, the Amendment to Common Exchange Agreement and the Note Amendment Agreement) shall be cancelled and shall have no further force or effect.

      K. The Company and each Buyer is executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the 1933 Act, and Rule 506 of Regulation D ("REGULATION D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the 1933 Act. The issuance of the Notes pursuant to this Agreement in exchange for the surrender (and cancellation) of the Amended Note is being made in reliance upon the exemption from registration provided by Section 3(a)(9) of the 1933 Act.

      L. The Notes, the Preferred Shares, the Conversion Shares, the Warrants, the Warrant Shares and the Bettinger Shares are collectively referred to herein as the "SECURITIES".

      M. The Aggregate Notes will rank junior to the Permitted Senior Indebtedness (as defined in the Notes) and will be secured by a perfected security interest in all of the assets of the Company and the stock and assets of each of the Company's subsidiaries, pursuant to the terms of (i) a security agreement, in the form attached hereto as EXHIBIT D (as amended or modified from time to time in accordance with its terms, the "SECURITY AGREEMENT"), and
(iii) the guarantees of certain domestic Subsidiaries of the Company, in the form attached hereto as EXHIBIT E-1 (as amended or modified from time to time in accordance with its terms, the "DOMESTIC GUARANTEES") and the guarantee of a certain foreign Subsidiary of the Company, in the form attached hereto as EXHIBIT E-2 (as amended or modified from time to time in accordance with its terms, the "CANADIAN GUARANTEE", and together with the Domestic Guarantees, the "GUARANTEES", and the Guarantees, together with the Security Agreement, and any ancillary documents related thereto, collectively the "SECURITY DOCUMENTS").

      N. Contemporaneously with the execution and delivery of this Agreement, the Buyers are executing and delivering that certain Intercreditor Agreement, by and among the Buyers, the Other Buyers and the agent for those certain lenders under the WFF Facility (as defined in the Notes) and the Watershed Facility (as defined in the Notes) and the other parties thereto, in the form attached hereto as EXHIBIT F (as amended or modified from time to time in accordance with its terms, the "INTERCREDITOR AGREEMENT"), which, among other things, delineates certain restrictions on the Buyer's and the Other Buyer's rights and remedies under the Notes and the Other Notes.

      O. On January 17, 2007, Coty B.V., a Dutch BESLOTEN VENNOOTSCHAP ("COTY BV"), Coty Canada Inc., a Canadian corporation ("COTY CANADA"), Coty S.A.S., a French SOCIETE PAR ACTIONS SIMPLIFIEE ("COTY SA"), Coty Inc., a Delaware
corporation ( "COTY, INC."), Coty US LLC, a Delaware limited liability company ("COTY US", and together with Coty BV, Coty Canada, Coty SA and Coty Inc., "COTY") and the Company, as guarantor, and certain of its subsidiaries, as purchasers, entered into that certain Asset Purchase Agreement (the "COTY PURCHASE AGREEMENT"), whereby (i) on or about the Closing Date (as defined below), the Company shall (x) execute and deliver that certain Registration Rights Agreement, dated as of the Closing Date, by and among the Company and Coty, Inc. (the "COTY REGISTRATION RIGHTS AGREEMENT") and (y) issue to Coty, Inc. that certain promissory note with an initial principal amount of $20,000,000 (the "COTY NOTE") and (ii) following the Earn-Out Period (as defined in the Coty Purchase Agreement), subject to the satisfaction of certain terms and conditions as set forth in the Coty Purchase Agreement, the Company may be required to (x) pay an additional Cash Amount (as defined in the Coty Purchase Agreement) to Coty, Inc. and (y) either (A) issue an additional promissory note in the principal amount of the In-Kind Amount (as defined in the Coty Purchase Agreement) to Coty, Inc. or (B) increase the outstanding principal amount of the Coty Note by an amount equal to the In-Kind Amount (collectively, the "COTY EARN OUT PAYMENT").

      NOW, THEREFORE, the Second Amended and Restated Securities Purchase Agreement is hereby amended and restated in its entirety and the Company and each Buyer hereby agree as follows:

      1. SURRENDER AND ISSUANCE OF NOTES; REDEMPTION; WAIVER; CONSENT.

            (a) NOTES; REDEMPTION. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7 below, and the contemporaneous purchase by Watershed of the Other Notes pursuant to the Other Securities Purchase Agreement, on the Closing Date (as defined below), (i) the Company shall issue, sell and deliver to each applicable Buyer, and each such Buyer severally, but not jointly, agrees to accept and purchase, a principal amount of Notes as is set forth opposite such Buyer's name in column (3) on the Schedule of Buyers, (ii) Prencen Lending shall surrender to the Company at the Closing (as defined below) contemplated by this Agreement, the Amended Note issued to Prencen Lending and (iii) the Company shall deliver the Acquisition Payoff Amount to Prencen Lending in cash by wire transfer of immediately available funds in accordance with Prencen Lending's written wire instructions delivered to the Company on or prior to the Closing Date (collectively, the "CLOSING").

            (b) WAIVER. Prencen Lending hereby acknowledges that effective as of December 30, 2006, Prencen Lending waived the Existing Events of Default (as defined in the Note Amendment Agreement). The Buyers hereby acknowledge that effective as of December 27, 2006, the Buyers waived the right to receive the Outstanding Registration Delay Payments (as defined in the Common Exchange
Agreement); provided, however, that such waiver shall only apply to the Outstanding Registration Delay Payments and shall not apply to any Registration Delay Payments (as defined in the Registration Rights Agreement) incurred after the Closing Date. Prencen hereby agrees that notwithstanding the provisions of
Section 2 of the Warrants currently held by Prencen, the Exercise Price (as defined in the Warrants) of the Warrants shall not be adjusted solely as a result of the issuance on the Closing Date of the Notes hereunder and the Other Notes pursuant to the Other Securities Purchase Agreement.

            (c) CONSENT. The Buyers hereby consent to (i) the terms, conditions and amendments set forth in this Agreement and the other Transaction Documents,
(ii) the consummation of the transactions contemplated hereby, in each case, as required by the terms of the Amended Note and (iii) the consummation of the transactions contemplated by the WFF Facility and the Watershed Facility.

            (d) CLOSING. The date and time of the Closing (the "CLOSING DATE") shall (x) be 10:00 a.m., New York City time, on the date hereof (or such later date as is mutually agreed to by the Company and the Buyers after notification of satisfaction (or waiver) of the conditions to the Closing set forth in Sections 6 and 7 below at the offices of Schulte Roth & Zabel LLP, 919 Third Avenue, New York, New York 10022 and (y) occur simultaneously with the "Closing" as defined in the Other Securities Purchase Agreement.

            (e) TERMINATION OF ORIGINAL DOCUMENTS. Effective as of the Closing Date, the documents listed on APPENDIX I attached hereto and any and all other documents and agreements related thereto other than any voting agreements, transfer agent instructions or consents executed therewith, shall in each case be terminated in full and shall be null and void (collectively, the "TERMINATED DOCUMENTS"), except that the waiver contained in Section 2(c) of the Amendment Agreement, dated as December 30, 2006, by and among Ascendia Brands, Inc., Prencen LLC and Prencen Lending LLC shall not be terminated. Effective as of the Closing Date, Prencen Lending hereby consents to the filing by or on behalf of the Company and its Subsidiaries of UCC-3 Termination Statements solely with respect to termination of the UCC Financing Statements filed in connection with the Terminated Documents. Effective as of the Closing Date, Prencen Lending hereby consents to the filing by or on behalf of the Company and its Subsidiaries and authorizes the Company to file instruments to terminate the effectiveness of the Terminated Documents, including, without limitation, mortgage releases, re-assignments or releases of trademarks, copyrights and patents as are necessary to release, as of record, the security interests previously recorded with respect to the Terminated Documents or otherwise relating to the Terminated Documents, but in each case, at the sole cost and expense of the Company.

            (f) ISSUANCE OF WARRANTS AND PREFERRED SHARES. For the avoidance of doubt, the Warrants and Preferred Shares were issued previously and are not being issued hereunder.

      2. BUYER'S REPRESENTATIONS AND WARRANTIES.

            Each Buyer represents and warrants to the Company with respect to only itself (and solely with respect to the Securities purchased by such Buyer) that as of the Closing Date:

            (a) ORGANIZATION; AUTHORITY. Such Buyer is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents (as defined below) to which it is a party and otherwise to carry out its obligations hereunder and thereunder.

            (b) NO PUBLIC SALE OR DISTRIBUTION. Such Buyer (i) is acquiring the Notes and has acquired the Preferred Shares and the Warrants, (ii) upon conversion (if applicable) of the Notes will acquire the Note Conversion Shares,
(iii) upon conversion (if applicable) of the Preferred Shares will acquire the Preferred Conversion Shares and (iii) upon exercise (if applicable) of the Warrants, as applicable, will acquire the Warrant Shares, in each case, for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act; provided, however, that by making the representations herein, such Buyer does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act. Such Buyer is acquiring or has acquired, as applicable, the Securities hereunder in the ordinary course of its business. Such Buyer does not presently have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities.

            (c) ACCREDITED INVESTOR STATUS. Such Buyer is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D.

            (d) RELIANCE ON EXEMPTIONS. Such Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire the Securities.

            (e) INFORMATION. Such Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities that have been requested by such Buyer. Such

Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend or affect such Buyer's right to rely on the Company's representations and warranties contained herein. Such Buyer understands that its investment in the Securities involves a high degree of risk. Such Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

            (f) NO GOVERNMENTAL REVIEW. Such Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

            (g) TRANSFER OR RESALE. Such Buyer understands that except as provided in the Registration Rights Agreement: (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such Investor (as defined in the Registration Rights Agreement) shall have delivered to the Company an opinion of counsel, in a generally acceptable form, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) such Investor provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144(k) promulgated under the 1933 Act, as amended, (or a successor rule thereto) (collectively, "RULE 144"); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person (as defined in Section 3(s)) through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other Person is under any obligation to register the Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

            (h) LEGENDS. Such Buyer understands that the certificates or other instruments representing the Notes, Preferred Shares and the Warrants and, until such time as the resale of the Conversion Shares and the Warrant Shares have been registered under the 1933 Act as contemplated by the Registration Rights Agreement, the stock certificates representing the Conversion Shares and the Warrant Shares, except as set forth below, shall bear any legend as required by the "blue sky" laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

            [NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE [CONVERTIBLE] [EXERCISABLE] HAVE BEEN][THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN] REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE

            STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144(K) UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

Such Buyer understands (and the Company agrees) that upon the request of the holders of the Securities, the legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Securities upon which it is stamped, if, unless otherwise required by state securities laws, (i) such Securities are registered for resale under the 1933 Act, (ii) in connection with a sale, assignment or other transfer, such holder provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that such sale, assignment or transfer of the Securities may be made without registration under the applicable requirements of the 1933 Act, or
(iii) such holder provides the Company with reasonable assurance, including an opinion of counsel in a generally acceptable form, that the Securities can be sold, assigned or transferred pursuant to Rule 144.

            (i) VALIDITY; ENFORCEMENT. The Transaction Documents to which such Buyer is a party, have been duly and validly authorized, executed and delivered on behalf of such Buyer and shall constitute the legal, valid and binding obligations of such Buyer enforceable against such Buyer in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

            (j) NO CONFLICTS.  The execution,  delivery and  performance by such
Buyer of the Transaction Documents to which such Buyer is a party, and the consummation by such Buyer of the transactions contemplated hereby and thereby, will not (i) result in a violation of the organizational documents of such Buyer or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any
rights  of  termination,   amendment,   acceleration  or  cancellation  of,  any
agreement, indenture or instrument to which such Buyer is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Buyer, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Buyer to perform its obligations hereunder or thereunder.

            (k) RECEIPT OF DOCUMENTS. Such Buyer and/or its counsel acknowledges that, to the extent such Buyer  and/or its counsel has deemed  necessary,  such
Buyer and/or its counsel has read in their entirety: (i) this Agreement and each representation, warranty and covenant set forth herein, and the other Transaction Documents (as defined below); (ii) the Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 2004; (iii) the Company's Annual Report on Form 10-K for the fiscal year ended February 28, 2006; (iv) the Company's Quarterly Report on Form 10-QSB for the fiscal quarters ended
September 30, 2004, December 31, 2004 and March 31, 2005; (v) the Company's Quarterly Report on Form 10-Q for the fiscal quarters ended May 28, 2005, August 27, 2005, November 26, 2005, May 27, 2006, August 26, 2006 and November 25,
2006; (vi) Amendment No. 1 to the Company's Quarterly Report on Form 10-Q for the fiscal quarters ended May 28, 2005, August 27, 2005 and November 26, 2005; and (vii) Amendment No. 2 to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended November 26, 2005.

            (l) NO LEGAL ADVICE FROM THE COMPANY. Such Buyer acknowledges that it had the opportunity to review this Agreement and the transactions contemplated by this Agreement with its own legal counsel and investment and tax advisors. Such Buyer is relying solely on itself and such counsel and advisors and not on any statements or representations of the Company or any of its representatives or agents for legal, tax or investment advice with respect to this investment, the transactions contemplated by this Agreement or the securities laws of any jurisdiction, except that the Buyers are relying on the accuracy of the representations and warranties made by Company herein.

            (m)  ORGANIZATION;   DOMICILE.  Such  Buyer  is  organized  in  that
jurisdiction specified below its address on the Schedule of Buyers.

            (n) REMAINING FEES AND EXPENSES Such Buyer acknowledges that except for the payment of the Legal Expense Amount (as defined below) on the Closing Date and any amounts to be paid on the Closing Date as set forth in Section 1 hereof, as of the Closing, there will be no fees, expenses or other amounts accrued, outstanding or payable by the Company to such Buyer or any of its Affiliates as of the Closing Date with respect to any of the Preferred Shares, the Preferred Conversion Shares, the Bettinger Shares, the Warrants and the Warrant Shares or arising under the Original Securities Purchase Agreement as amended on or prior to the Closing Date or any Terminated Document or any other equity securities owned by the Buyers and/or any of their Affiliates.

            (o) NOTE OBLIGATIONS. Prencen Lending acknowledges that it is must comply with the terms of the Notes and fulfill its obligations thereunder.

      3.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

            The Company represents and warrants as of the date of execution hereof and as of the Closing Date (after giving effect to the Acquisition (as defined in the Notes) (the "ACQUISITION")) to each of the Buyers (except for such representations and warranties that are not true and correct as of the date hereof solely by virtue of the Stockholder Approval (as defined below) not being obtained as of the Closing Date and the amendments to the Certificate of Incorporation (as defined in Section 3(r)) of the Company not having been filed with the

Secretary of State of Delaware to effectuate the amendments specified in clauses
(x) and (y) of Section 4(p)(ii) below as of the Closing Date):

            (a) ORGANIZATION AND QUALIFICATION. The Company and its "SUBSIDIARIES" (which for purposes of this Agreement means any joint venture or any entity in which the Company, directly or indirectly, owns capital stock or holds an equity or similar interest) are entities duly organized and validly existing and in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authorization to own their properties and to carry on their business as now being conducted. Each of the Company and its Subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect. The Company is not required to qualify as a foreign corporation in any jurisdiction. As used in this Agreement, "MATERIAL ADVERSE EFFECT" means any material adverse effect on the business, assets, operations, results of operations, condition (financial or otherwise) of the Company, its Subsidiaries, individually or taken as a whole, or on the transactions contemplated hereby or in the other Transaction Documents. The Company has no Subsidiaries, except as set forth on SCHEDULE 3(A). Each of the Company's Subsidiaries are, directly or indirectly, wholly owned by the Company and no other Person owns any stock, membership interest, or any equity interest in such Subsidiary or any option, warrant or other similar interest with respect thereto.

            (b) AUTHORIZATION;  ENFORCEMENT;  VALIDITY.  Each of the Company and
its Subsidiaries has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Other Securities Purchase Agreement, the Notes, the Other Notes, the Preferred Shares, the Warrants, the Registration Rights Agreement, the Voting Agreements (as defined in Section 7(n)), the Security Documents, the Irrevocable Transfer Agent Instructions (as defined in Section 5(b)), the Intercreditor Agreement, the Intercompany Subordination Agreement and each of the other agreements entered into by the parties thereto in connection with the transactions contemplated hereby and thereby (collectively, the "TRANSACTION DOCUMENTS") and to issue the Notes in accordance with the terms hereof and thereof. The execution and delivery of the Transaction Documents by the Company and/or its Subsidiaries, as applicable, and the consummation by the Company and/or its Subsidiaries, as applicable, of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Notes, the Preferred Shares and the Warrants, the transactions contemplated by the Bettinger Agreement, the reservation for issuance and the issuance of the Conversion Shares issuable upon conversion of the Notes and the Preferred Shares, the transfer of the Bettinger Shares and the reservation for issuance and issuance of the Warrant Shares issuable upon exercise of the Warrants, have been duly authorized by the Company's board of directors and (other than the filing with the SEC of one or more Registration Statements in accordance with the requirements of the Registration Rights Agreement and any other filings as may be required by any state securities agencies) no further filing, consent, or authorization is required by the Company, its board of directors or its stockholders. This Agreement and the other Transaction Documents and the agreements and documents relating to the Acquisition (as defined in the Notes) have been duly executed and delivered by the Company and/or its Subsidiaries, as applicable, and constitute the legal, valid and binding obligations of the Company and/or its Subsidiaries, as applicable, enforceable against each of them in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies. To the Company's knowledge, the Voting Agreements constitute the legal, valid and binding obligations of the parties thereto, enforceable against them in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

            (c) ISSUANCE OF SECURITIES. The issuance of the Notes, the Other Notes, the Preferred Shares and the Warrants are or were, as the case may be, duly authorized and upon issuance in accordance with the terms of the Transaction Documents shall be free from all taxes, liens and charges with respect thereto and the Bettinger Shares and the Preferred Shares are fully paid and nonassessable. Subject to obtaining the Stockholder Approval (as defined below) and the filing with the Secretary of State of Delaware of an amendment to the Certificate of Incorporation to increase the number of authorized shares as contemplated by the Stockholder Approval, the Company shall have reserved from its duly authorized (but unissued) capital stock not less than the sum of (i) 130% of the maximum number of shares of Common Stock issuable upon conversion of the Aggregate Notes (assuming for purposes hereof, that the Aggregate Notes are convertible at the Conversion Rate (as defined in the Aggregate Notes) and without taking into account any limitations on the conversion of the Aggregate Notes set forth in the Aggregate Notes), (ii) 130% of the maximum number of shares of Common Stock issuable upon conversion of the Preferred Shares (assuming for purposes hereof, that the Preferred Shares are convertible at the Conversion Rate (as defined in the applicable Certificate of Designations) and without taking into account any limitations on the conversion of the Preferred Shares set forth in the applicable Certificate of Designations), (iii) 130% of the maximum number of shares of Common Stock issuable upon exercise of the Warrants (without taking into account any limitations on the exercise of the Warrants set forth in the Warrants) and (iv) 105% of the maximum number of shares of Common Stock or other equity of the Company issuable in connection with all other options, warrants, convertible securities and other instruments that are convertible or exercisable into such Common Stock and other equity of the Company. Upon issuance or conversion in accordance with the Notes or the applicable Certificate of Designations or exercise in accordance with the Warrants, as the case may be, the Conversion Shares and the Warrant Shares, respectively, will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights, taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. Assuming that the representations and warranties of the Buyers set forth in clauses (b), (c) and (e) of Section 2 herein are true, the offer and issuance by the Company of the Securities being sold by it are exempt from registration under the 1933 Act.

            (d) NO CONFLICTS. The execution, delivery and performance of the Transaction Documents by the Company and/or its Subsidiaries, as applicable, and the consummation by the Company and/or its Subsidiaries, as applicable, of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Notes, the Other Notes, the Preferred Shares, the Warrants, and reservation for issuance of the Conversion Shares, the Other Conversion Shares and the Warrant Shares) will not (i) result in a violation of the Certificate of Incorporation of the Company or any of its Subsidiaries, any capital stock of the Company or

Bylaws (as defined in Section 3(r)) or the certificates of designations of the Company or the constitutive documents of any of its Subsidiaries, including without limitation, the Certificates of Designations, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party (including, without limitation, any right of any executive officer to terminate his or her employment agreement and/or receive any severance payments or give rights to any payment obligation other than listing fees to be paid to the Principal Market (as defined below)), or (iii) result in a violation of any material law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the American Stock Exchange (the "PRINCIPAL MARKET") applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected.

            (e) CONSENTS. Other than the Stockholder Approval, the filing of an amendment to the Certificate of Incorporation to increase the number of authorized shares of Common Stock as contemplated by the Stockholder Approval or the listing application with the Principal Market, neither the Company nor any of its Subsidiaries is required to obtain any consent, authorization or order of, or make any application to or filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case in accordance with the terms hereof or thereof. Except as provided in the first sentence of
Section 3(e), all consents, authorizations, orders, filings and registrations which the Company and/or its Subsidiaries, as applicable, are required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the Closing Date, and the Company and its Subsidiaries are unaware of any facts or circumstances which might prevent the Company from obtaining or effecting any of the consents, authorizations, orders, registrations, applications or filings pursuant to the preceding sentence. Except as set forth on SCHEDULE 3(E), the Company is not in violation of the listing requirements of the Principal Market and has no knowledge of any facts which could reasonably lead to delisting or suspension of the Common Stock in the foreseeable future.

            (f) ACKNOWLEDGMENT REGARDING BUYER'S PURCHASE OF SECURITIES. The Company acknowledges and agrees that each Buyer is acting solely in the capacity of an arm's length purchaser with respect to the Transaction Documents to which it is a party and the transactions contemplated hereby and thereby and that no Buyer is (i) an officer or director of the Company, (ii) an "affiliate" of the Company or any of its Subsidiaries (as defined in Rule 144) or (iii) to the knowledge of the Company, a "beneficial owner" of more than 10% of the shares of Common Stock (as defined for purposes of Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the "1934 ACT")). The Company further acknowledges that no Buyer is acting as a financial advisor or fiduciary of the Company or any of its Subsidiaries (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by a Buyer or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Buyer's purchase of the Securities. The Company further represents to each Buyer that the Company's decision to enter into the Transaction Documents and the transactions contemplated thereby has been based solely on the independent evaluation by the Company and its representatives.

            (g) NO GENERAL SOLICITATION; PLACEMENT AGENT'S FEES. Neither the Company, nor any of its Subsidiaries or affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities. The Company shall be responsible for the payment of any placement agent's fees, financial advisory fees, or brokers' commissions (other than for persons engaged by any Buyer or its investment advisor) relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, attorney's fees and out-of-pocket expenses) arising in connection with any such claim. Except as set forth on SCHEDULE 3(G), neither the Company nor any of its Subsidiaries has engaged any placement agent or other agent in connection with the sale of the Securities.

            (h) NO INTEGRATED  OFFERING.  None of the Company, its Subsidiaries,
any of their respective affiliates, and/or any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities under the 1933 Act or cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the 1933 Act in a manner that would require registration of the Securities under the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated. Except for the transactions contemplated by the Registration Rights Agreement and the Coty Registration Rights Agreement, none of the Company, its Subsidiaries, their affiliates and any Person acting on their behalf has taken any action or steps that could or would require registration of any of the Securities under the 1933 Act or cause the offering of the Securities to be integrated with other offerings.

            (i) DILUTIVE EFFECT.  The Company  understands and acknowledges that
(i) the number of Conversion Shares issuable upon conversion of the Notes and the Preferred Shares, and, the Warrant Shares issuable upon exercise of the Warrants, will increase in certain circumstances and (ii) the Company's board of directors determined that the transactions contemplated by the Transaction Documents are in the best interests of the Company's stockholders. The Company further acknowledges that its obligation to issue Note Conversion Shares upon conversion of all or a portion of the Notes in accordance with this Agreement and the Notes, its obligation to issue the Preferred Conversion Shares upon conversion of the Preferred Shares in accordance with the Certificates of Designations and its obligation to issue the Warrant Shares upon exercise of the Warrants in accordance with the Warrants is, in each case, absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

            (j) APPLICATION OF TAKEOVER PROTECTIONS; RIGHTS AGREEMENT. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Certificate of Incorporation or the laws of the jurisdiction of its formation which is or could become applicable to any Buyer as a result of the transactions contemplated by this Agreement and/or the other Transaction

Documents, including, without limitation, the Company's issuance of the Securities and any Buyer's ownership of the Securities. The Company has not adopted a stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company.

            (k) SEC  DOCUMENTS;  FINANCIAL  STATEMENTS.  Except  as set forth on
SCHEDULE 3(K), during the two (2) years prior to the date hereof, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the "SEC DOCUMENTS"). The Company has delivered to the Buyers or their respective representatives true, correct and complete copies of the SEC Documents not available on the EDGAR system. Except as set forth on SCHEDULE 3(K), as of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Except as set forth on SCHEDULE 3(K), as of their respective dates, the financial statements of the Company included in the SEC Documents complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No other information provided by or on behalf of the Company to the Buyers that is not included in the SEC Documents, including, without limitation, information referred to in Section 2(e) of this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein not misleading, in the light of the circumstance under which they are or were made.

            (l) ABSENCE OF CERTAIN CHANGES. Except as disclosed in SCHEDULE 3(L), since February 28, 2006, there has been no material adverse change and no material adverse development in the business, assets, properties, operations, condition (financial or otherwise), results of operations of the Company or its Subsidiaries. Except as disclosed in SCHEDULE 3(L), since February 28, 2006, neither the Company nor any of its Subsidiaries has (i) declared or paid any dividends, (ii) sold any assets, individually or in the aggregate, in excess of $100,000 outside of the ordinary course of business or (iii) had capital expenditures, individually, in excess of $100,000, or in the aggregate, in excess of $250,000 (other than the Acquisition). Neither the Company nor any of its Subsidiaries has taken any steps to seek protection pursuant to any bankruptcy law nor does the Company have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any knowledge of any fact which would reasonably lead a creditor to do so. The Company and its Subsidiaries, individually and on a consolidated basis, are not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the Closing, will not be Insolvent (as defined below). For purposes of this Section 3(l), "INSOLVENT" means, with respect to any Person (i) the present fair saleable value of such Person's assets is less than the amount required to pay such Person's total Indebtedness (as defined in Section 3(s)), (ii) such Person is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) such Person intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature or (iv) such Person has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

            (m) NO UNDISCLOSED EVENTS, LIABILITIES, DEVELOPMENTS OR CIRCUMSTANCES. No event, liability, development or circumstance has occurred or exists, with respect to the Company, its Subsidiaries or their respective businesses, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws on a registration statement on Form S-1 filed with the SEC relating to an issuance and sale by the Company of its Common Stock and which has not been publicly announced.

            (n) CONDUCT OF BUSINESS; REGULATORY PERMITS. Neither the Company nor its Subsidiaries is in violation of any term of or in default under its Certificate of Incorporation, any certificate of designation, preferences or rights of any other outstanding series of preferred stock of the Company or Bylaws or their organizational charter or certificate of incorporation or bylaws or other constitutive documents, respectively. Neither the Company nor any of its Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or its Subsidiaries, and the Company covenants that neither the Company nor any of its Subsidiaries will conduct its business in violation of any of the foregoing, except in all cases for possible violations which could not, individually or in the aggregate, have a Material Adverse Effect. Without limiting the generality of the foregoing, the Company is not in violation of any of the rules, regulations or requirements of the Principal Market, except as set forth on
SCHEDULE 3(N), and has no knowledge of any facts or circumstances that would reasonably lead to delisting or suspension of the Common Stock by the Principal Market in the foreseeable future. During the two (2) years prior to the date hereof, (i) the Common Stock has been designated for quotation on the Principal Market, (ii) trading in the Common Stock has not been suspended by the SEC or the Principal Market and (iii) except as set forth on SCHEDULE 3(N), the Company has received no communication, written or oral, from the SEC or the Principal Market regarding the suspension or delisting of the Common Stock from the Principal Market. The Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

            (o) FOREIGN CORRUPT PRACTICES. Neither the Company nor any of its Subsidiaries nor any director, officer, agent, employee or other Person acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company or any of its Subsidiaries (i) used any funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

            (p)  SARBANES-OXLEY  ACT.  The  Company  is in  compliance,  in  all material respects, with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof.

            (q) TRANSACTIONS WITH AFFILIATES. Except as set forth in the SEC Documents filed at least ten (10) days prior to the date hereof and other than as disclosed on SCHEDULE 3(Q), none of the officers, directors or employees of the Company or any of its Subsidiaries or, to the knowledge of the Company or any of its Subsidiaries, any Material Stockholder (as defined below) is presently (directly or indirectly) a party to any transaction with the Company or any of its Subsidiaries (other than for ordinary course services as employees, officers or directors), including any contract, agreement or other arrangement providing for any financing, the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or any Material Stockholder or any corporation, partnership, trust or other entity in which any such officer, director, or employee or Material Stockholder has a substantial interest or is an officer, director, affiliate, trustee, stockholder or partner. For the purpose of the Agreement, a "MATERIAL STOCKHOLDER" as of any given date, means, to the knowledge of the Company, any stockholder of the Company that, together with any such stockholder's affiliates, holds Common Stock, Options and/or Convertible Securities (as defined below), which in the aggregate represent at least 5% of the outstanding Common Stock of the Company (as determined on an as-converted basis).

            (r) EQUITY CAPITALIZATION. As of the date hereof, the authorized capital stock of the Company consists of (i) 225,000,000 shares of Common Stock, of which as of the date hereof, 11,744,056 are issued and outstanding, 2,235,669 shares will be reserved for issuance upon the exercise of warrants granted or to be granted under the Company's 2000 Employee Performance Equity Plan and 1,982,544 shares are reserved for issuance pursuant to securities (other than the Aggregate Notes, Preferred Shares and the Warrants) exercisable or exchangeable for, or convertible into, shares of Common Stock, (ii) 2,347.7745 shares of Series A Junior Participating Preferred Stock, par value $0.001 per share (the "SERIES A PREFERRED STOCK") all of which, as of the date hereof, are issued and outstanding, (iii) 300 shares of Series B Preferred Stock, all of which, as of the date hereof, are issued and outstanding, and (iv) 30 shares of Series B-1 Preferred Stock, all of which, as of the date hereof, are issued and outstanding. All of such outstanding shares have been, or upon issuance will be, validly issued and are fully paid and nonassessable. Except as disclosed in
SCHEDULE 3(R): (i) none of the Company's nor any of its Subsidiaries' capital stock is subject to preemptive rights or any other similar rights or any liens or encumbrances; (ii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the

Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound  to  issue  additional  capital  stock  of  the  Company  or  any  of  its
Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company or any of its Subsidiaries; (iii) there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness (except for the Permitted Senior Indebtedness) of the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries is or may become bound; (iv) other than with respect to the Permitted Senior Indebtedness, there are no financing statements securing obligations in any material amounts, either singly or in the aggregate, filed in connection with the Company or any of its Subsidiaries; (v) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except pursuant to the Registration Rights Agreement and the Coty Registration Rights Agreement); (vi) there are no outstanding securities or instruments of the Company or any of its Subsidiaries that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (vii) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities; (viii) the Company does not have any stock appreciation rights or "phantom stock" plans or agreements or any similar plan or agreement; and (ix) the Company and its Subsidiaries have no liabilities or obligations required to be disclosed in the SEC Documents but not so disclosed in the SEC Documents, other than those incurred in the ordinary course of the Company's or its Subsidiaries' respective businesses and which, individually or in the aggregate, do not or would not have a Material Adverse Effect. The Company has furnished to the Buyers true, correct and complete copies of the Company's Certificate of Incorporation, as amended and as in effect on the date hereof (the "CERTIFICATE OF INCORPORATION"), and the Company's Bylaws, as amended and as in effect on the date hereof (the "BYLAWS"), the constitutive documents for each of the Company's Subsidiaries and the terms of all securities convertible into, or exercisable or exchangeable for, shares of Common Stock and the material rights of the holders thereof in respect of the Company and its Subsidiaries. Upon consummation of the transactions contemplated by the Transaction Documents (as defined herein and in the Other Securities Purchase Agreement), the capitalization of the Company shall be as set forth on SCHEDULE 3(R-2). Except for the Warrants, none of the options or warrants listed in SCHEDULE 3(R-2) contain any anti dilution protection other than anti-dilution protection related to stock splits, stock dividends, reverse stock splits, recapitalizations and reorganizations (for the avoidance of doubt, such anti-dilution protections do not include any "issuance-price" based anti-dilution protections).

            (s)  INDEBTEDNESS  AND  OTHER  CONTRACTS.  Except  as set  forth  on
SCHEDULE 3(s), neither the Company nor any of its Subsidiaries (i) has any outstanding Indebtedness (other than Permitted Senior Indebtedness, the Coty Note and the Company's Contingent Obligation to pay the Coty Earn Out Payment in accordance with the Coty Purchase Agreement), (ii) is a party to any contract, agreement or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument could reasonably be expected to result in a Material Adverse Effect, (iii) is in violation of any term of or in default under any contract, agreement or instrument relating to any Indebtedness or (iv) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company's officers, has or is expected to have a Material Adverse Effect.
SCHEDULE  3(S) lists all such  outstanding  Indebtedness.  For  purposes of this
Agreement:  (x) "INDEBTEDNESS" of any

Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (including, without limitation, "capital leases" in accordance with generally accepted accounting principles) (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; (y) "CONTINGENT OBLIGATION" means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; and (z) "PERSON" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity, and/or a government or any department or agency thereof.

            (t) ABSENCE OF LITIGATION. Except as set forth in SCHEDULE 3(T), there is no action, suit, proceeding, inquiry or investigation before or by the Principal Market, any court, public board, government agency, self-regulatory organization or body or other Person pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries, the Common Stock or any of the Company's Subsidiaries or any of the Company's or its Subsidiaries' officers or directors, whether of a civil or criminal nature or otherwise, except as would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

            (u) INSURANCE. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary for the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

            (v) EMPLOYEE RELATIONS. (i) Except as set forth on SCHEDULE 3(V), neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or employs any member of a union. The Company and its Subsidiaries believe that their relations with their employees are good. Except as set forth on SCHEDULE 3(V), no executive officer of the Company or any of its Subsidiaries (as defined in Rule 501(f) of the 1933 Act) has notified the Company or any such Subsidiary that such officer intends to leave the Company or any such Subsidiary or otherwise terminate such officer's employment with the Company or any such Subsidiary. No executive officer of the Company or any of its Subsidiaries is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters.

                  (ii) The Company and its Subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

            (w) TITLE. The Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except Permitted Liens (as defined in the Notes) and such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and any of its Subsidiaries. Any real property and facilities held under lease by the Company or any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

            (x) INTELLECTUAL PROPERTY RIGHTS. The Company and its Subsidiaries own or possess adequate rights or licenses to use all U.S. trademarks, service marks and all applications and registrations therefor, trade names, patents, patent rights, copyrights, original works of authorship, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property (including without limitation the intellectual property acquired pursuant to the Acquisition) rights ("INTELLECTUAL PROPERTY RIGHTS") necessary to conduct their respective businesses as now conducted. Except as set forth on
SCHEDULE 3(X), all of the Company's registered, or applied for, U.S. Intellectual Property Rights are valid, subsisting, unexpired (where registered) and enforceable and have not been abandoned or adjudged invalid or unenforceable, in whole or in part except as could not be reasonably expected to result in a Material Adverse Effect. The Company does not have any knowledge of any infringement by the Company or its Subsidiaries of Intellectual Property Rights of others, except as set forth on SCHEDULE 3(t). Except as set forth on
SCHEDULE 3(T), there is no claim, action or proceeding being made or brought, or to the knowledge of the Company, being threatened, against the Company or any of its Subsidiaries regarding its Intellectual Property Rights. The Company is unaware of any facts or circumstances which might give rise to any of the foregoing infringements or claims, actions or proceedings. The Company and its Subsidiaries have taken reasonable security measures to protect the value of all of their Intellectual Property Rights.

            (y) ENVIRONMENTAL LAWS. Except as set forth on SCHEDULE 3(Y), the Company and its Subsidiaries (i) are in compliance with any and all Environmental Laws (as hereinafter defined), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. The term "ENVIRONMENTAL LAWS" means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, "HAZARDOUS MATERIALS") into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

            (z) SUBSIDIARY RIGHTS. The Company and/or one or more of its wholly owned Subsidiaries has the unrestricted right to vote (other than as restricted by the security documents of the Permitted Senior Indebtedness), and (subject to limitations imposed by applicable law and restrictions under the Permitted Senior Indebtedness) to receive dividends and distributions on, all of the capital securities and/or equity interests of its Subsidiaries.

            (aa) TAX STATUS. The Company and each of its Subsidiaries (i) has made or filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject,
(ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply and all such returns, reports and declarations are accurate and complete. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

            (bb) INTERNAL  ACCOUNTING AND DISCLOSURE  CONTROLS.  The Company and
each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii)
transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management's general or specific authorization and (iv) the recorded accounting of assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference. Except as set forth on SCHEDULE 3(BB), the Company maintains disclosure controls and procedures (as such term is defined in

Rule 13a-14 under the 1934 Act) that are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the SEC, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is accumulated and communicated to the Company's management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure. During the twelve months prior to the date hereof neither the Company nor any of its Subsidiaries have received any notice or correspondence from any accountant relating to any potential material weakness in any part of the system of internal accounting controls of the Company or any of its Subsidiaries.

            (cc) OFF BALANCE SHEET ARRANGEMENTS. There is no transaction, arrangement, or other relationship between (x) the Company or any of its Subsidiaries and (y) an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its 1934 Act filings and is not so disclosed or that otherwise would be reasonably likely to have a Material Adverse Effect.

            (dd) INVESTMENT COMPANY STATUS. The Company is not, and upon consummation of the sale of the Securities will not be, an "investment company," a company controlled by an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

            (ee) RANKING OF NOTES. Except as set forth on SCHEDULE (EE) and for Permitted Senior Indebtedness (as defined in the Notes) (and such other indebtedness as permitted by such Permitted Senior Indebtedness to rank senior to the Notes), no Indebtedness of the Company is senior to or ranks PARI PASSU with the Aggregate Notes in right of payment, whether with respect of payment of redemptions, interest, damages or upon liquidation or dissolution or otherwise.

            (ff) TRANSFER TAXES. On the Closing Date, all stock transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the sale and transfer of the Securities to be sold to each Buyer hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

            (gg)  ACKNOWLEDGEMENT  REGARDING  BUYERS'  TRADING  ACTIVITY.  It is
understood and acknowledged by the Company (i) that none of the Buyers have been asked by the Company or its Subsidiaries to agree, nor has any Buyer agreed with the Company or its Subsidiaries, to desist from purchasing or selling, long and/or short, securities of the Company, or "derivative" securities based on securities issued by the Company or to hold the Securities for any specified term; (ii) that any Buyer, and counterparties in "derivative" transactions to which any such Buyer is a party, directly or indirectly, presently may have a "short" position in the Common Stock, and (iii) that each Buyer shall not be deemed to have any affiliation with or control over any arm's length counterparty in any "derivative" transaction. The Company further understands and acknowledges that (a) one or more Buyers may engage in hedging and/or trading activities at various times during the period that the Securities are outstanding, including, without limitation, during the periods that the value of the Conversion Shares and the Warrant Shares deliverable with respect to Securities are being determined and (b) such hedging and/or trading activities, if any, can reduce the value of the existing shareholders' equity interest in the Company both at and after the time the hedging and/or trading activities are being conducted. The Company acknowledges that such aforementioned hedging and/or trading activities do not constitute a breach of this Agreement, the Notes, the Preferred Shares, the Warrants or any of the documents executed in connection herewith.

            (hh) MANIPULATION OF PRICE. Neither the Company nor any of its Subsidiaries has, and to the Company's knowledge no one acting on behalf of any such Person has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

            (ii) U.S. REAL PROPERTY HOLDING CORPORATION. The Company is not, nor has ever been, a U.S. real property holding corporation within the meaning of
Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon Buyer's request.

            (jj) DISCLOSURE. All disclosure provided to the Buyers regarding the Company and its Subsidiaries, their respective businesses and the transactions contemplated hereby, including the Schedules to this Agreement, furnished by or on behalf of the Company is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each press release issued by the Company and/or its Subsidiaries during the twelve (12) months preceding the date of this Agreement did not at the time of release contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. No event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

            (kk) NO EVENT OF DEFAULT. The Company represents and warrants to the Investor that no default or Event of Default (as defined in the Note) shall have occurred and be continuing as of the date hereof. Notwithstanding anything herein or in any Transaction Document, as amended, to the contrary, no default or Event of Default shall be deemed to have occurred and be continuing as of the date hereof solely by virtue of the Stockholder Approval not being obtained as of the Closing Date and the amendments to the Certificate of Incorporation of the Company not having been filed with the Secretary of State of Delaware to effectuate the amendments specified in clauses (x) and (y) of Section 4(p)(ii) below as of the Closing Date. No default or event of default shall have occurred and be continuing as of the date hereof under any Transaction Documents after giving effect to the issuance of the Aggregate Notes.

            (ll) HOLDING PERIOD. For the purposes of Rule 144, the Company acknowledges that (x) the holding period of the Note may be tacked onto the holding period of the Amended Note, (y) the holding period of the Series B Preferred Shares and the shares of Common Stock issuable upon conversion of the Series B Preferred Shares may be tacked onto the holding period of the Common Shares (as defined in the Common Exchange Agreement) exchanged in connection with the Common Exchange Agreement, and (z) the holding period of the Series B-1 Preferred Shares and the shares of Common Stock issuable upon conversion of the Series B-1 Preferred Shares may be tacked onto the holding period of the Common Shares (as defined in the Amendment to Common Exchange Agreement) exchanged in connection with the Amendment to Common Exchange Agreement, and, in each case, so long as the Company receives a legal opinion in a generally acceptable form in connection with a resale of the shares of Common Stock issuable upon conversion of the Preferred Shares and/or Notes, as applicable, in reliance upon Rule 144, the Company agrees not to take a position contrary to this Section 2(ll).

            (mm) ACQUISITION. Contemporaneously with the Closing, the Company and its Subsidiaries are consummating the Acquisition.

      4.    COVENANTS.

            (a) REASONABLE BEST EFFORTS. Each Buyer shall use its reasonable best efforts to satisfy each of the conditions under clauses (a) through (e) of
Section 6 of this Agreement. The Company shall use its reasonable best efforts to cause each of the conditions in Section 7 hereof to be satisfied.

            (b) FORM D AND BLUE SKY. The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to each Buyer promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Notes and Note Conversion Shares for sale to the Buyers at such Closing pursuant to this Agreement under applicable laws including without limitation securities or "Blue Sky" laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Buyers on or prior to such Closing Date. The Company shall make all filings and reports relating to the offer and sale of the Securities including without limitation those required under applicable securities or "Blue Sky" laws of the states of the United States following the Closing Date.

            (c) REPORTING STATUS. Until the date on which the Investors shall have sold all the Conversion Shares and Warrant Shares, and none of the Notes, the Preferred Shares or Warrants are outstanding (the "REPORTING PERIOD"), the Company shall timely file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would no longer require or otherwise permit such termination, and from and after the date the Company is eligible to register the Conversion Shares and the Warrant Shares for resale by the Buyers on Form S-3, the Company shall take all actions necessary to maintain its eligibility to register the Conversion Shares and the Warrant Shares for resale by the Buyers on Form S-3.

            (d) [Intentionally omitted]

            (e) FINANCIAL INFORMATION. The Company agrees to send the following to each Investor during the Reporting Period (i) unless the following are filed with the SEC through EDGAR and are available to the public through the EDGAR system, within one (1) Business Day after the filing thereof with the SEC, a copy of its Annual Reports and Quarterly Reports on Form 10-K, 10-KSB, 10-Q or 10-QSB, any interim reports or any consolidated balance sheets, income statements, stockholders' equity statements and/or cash flow statements for any period other than annual, any Current Reports on Form 8-K (including any press releases filed) and any registration statements (other than on Form S-8) or amendments filed pursuant to the 1933 Act, (ii) on the same day as the release thereof, facsimile copies of all press releases not filed through the EDGAR system issued by the Company or any of its Subsidiaries, and (iii) copies of any notices and other information made available or given to the stockholders of the Company generally, contemporaneously with the making available or giving thereof to the stockholders. As used herein, "BUSINESS DAY" means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

            (f) LISTING. The Company shall promptly secure the listing of all of the Registrable Securities (as defined in the Registration Rights Agreement) upon each national securities exchange and automated quotation system, if any, upon which the Common Stock is then listed (subject to official notice of issuance) and shall maintain such listing of all Registrable Securities from time to time issuable under the terms of the Transaction Documents. The Company shall maintain the Common Stock's authorization for quotation on the Principal Market. Neither the Company nor any of its Subsidiaries shall take any action which would be reasonably expected to result in the delisting or suspension of the Common Stock on the Principal Market. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(f).

            (g) FEES. The Company shall reimburse Prencen or its designee(s) (in addition to any other expense amounts paid to any Buyer prior to the date of this Agreement) for all reasonable costs and expenses incurred in connection with the transactions contemplated by the Transaction Documents (including all reasonable legal fees and disbursements in connection therewith, documentation and the negotiation of the Transaction Documents, due diligence in connection therewith and the Closing contemplated by this Agreement), which amount shall be paid by the Company to Schulte Roth & Zabel LLP on the Closing Date (the "LEGAL EXPENSE AMOUNT"). The Company shall be responsible for the payment of any placement agent's fees, financial advisory fees, or broker's commissions (other than for Persons engaged by any Buyer or any of its affiliates) relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, reasonable attorney's fees and out-of-pocket expenses) arising in connection with any claim against a Buyer relating to any such payment. Except as otherwise set forth in the Transaction Documents, each party to this Agreement shall bear its own expenses in connection with the sale of the Securities to the Buyers.

            (h) PLEDGE OF SECURITIES. The Company acknowledges and agrees that the Securities may be pledged by an Investor in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Investor effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document or otherwise. The Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by an Investor.

            (i) ADDITIONAL REGISTRATION STATEMENTS. Until the sixtieth (60th) day following the Initial Effective Date (as defined in the Registration Rights Agreement), the Company shall not, except to the extent permitted under the Registration Rights Agreement and the Coty Registration Rights Agreement, file a registration statement under the 1933 Act, other than (i) a registration statement on Form S-8 and (ii) a registration statement relating solely to the issuance of certain warrants (and their underlying shares of Common Stock) with an exercise price of $1.50 per share, to be issued by the Company to all of the existing holders of the Company's Common Stock (other than Prencen) and Class A Junior Participating Preferred Stock, which warrants (x) shall be exercisable in the aggregate for a number of shares of Common Stock equal to the aggregate number of shares of Common Stock and Series A Preferred Stock (assuming such shares of Class A Junior Participating Preferred Stock are converted on a one to one basis) outstanding on the date of this Agreement and (y) shall only be exercisable to the extent the Authorized Share Increase Event (as defined below) has occurred (the "EXISTING STOCKHOLDER WARRANTS"), relating to securities that are not the Securities or the "Securities" (as defined in the Other Securities Purchase Agreement).

            (j) DISCLOSURE OF TRANSACTIONS AND OTHER MATERIAL INFORMATION.

                  (i) On or before 5:30 p.m., New York City time, on the fourth Business Day following the date of this Agreement, the Company shall issue a press release and file a Current Report on Form 8-K describing the terms of the transactions contemplated by the Transaction Documents in the form required by the 1934 Act and, to the extent not included in prior SEC filings of the Company, attaching the material Transaction Documents (including, without limitation, this Agreement, the form of the Notes, the form of the Registration Rights Agreement, the form of Voting Agreement and the form of Security
Documents) as exhibits to such filing (including all attachments, the "8-K FILING"). From and after the filing of the 8-K Filing, except as permitted by
Section 4(j)(ii) below and, in such case, from and after the Disclosure Date (as defined below), no Buyer shall be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of its respective officers, directors, employees or agents, that was not disclosed in the 8-K Filing or other public filings by the Company with the SEC. The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, employees and agents, not to, provide any Buyer with any material, nonpublic information regarding the Company or any of its Subsidiaries from and after the filing of the 8-K Filing with the SEC without the express written consent of such Buyer. If a Buyer has, or reasonably believes it has, received any such material, nonpublic information regarding the Company or any of its Subsidiaries, it shall provide the Company with written notice thereof. The Company shall, within five (5) Trading Days of receipt of such notice, make public disclosure of such material, nonpublic information. In the event of a breach of the foregoing covenant by the Company, any of its Subsidiaries, or any of its
or their respective officers, directors, employees and agents, in addition to any other remedy provided herein or in the Transaction Documents, a Buyer shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material, nonpublic information without the prior approval by the Company, its Subsidiaries, or any of its or their respective officers, directors, employees or agents. No Buyer shall have any liability to the Company, its Subsidiaries, or any of its or their respective officers, directors, employees, stockholders or agents for any such disclosure provided such disclosure is accurate in all material respects. Subject to the foregoing, neither the Company, its Subsidiaries nor any Buyer shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of any Buyer, to make any press release or other public disclosure with respect to such transactions (x) in substantial conformity with the 8-K Filing and contemporaneously therewith and (y) as is required by applicable law and regulations (provided that in such case each Buyer shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release). Without the prior written consent of any applicable Buyer, neither the Company nor any of its Subsidiaries or their affiliates shall disclose the name of such Buyer in any filing, announcement, release or otherwise unless required by law. Notwithstanding the foregoing, (I) in the event that Prencen or Prencen Lending is deemed a director by deputization by virtue of the rights set forth in
Section 4(q), the restrictions set forth in this Section 4(j) shall not apply to the provision of information in the ordinary course to such director and the rights of Prencen and its affiliates to disclose any material non-public information received by such director as set forth in this Section 4(j)(i) shall not apply and (II) in the event any Buyer receives material non-public information it solicited from any employee, officer, director, consultant, attorney, accountant or representative of the Company or any of its Subsidiaries the rights of such Buyer and its affiliates to disclose any material non-public information received thereby as set forth in this Section 4(j)(i) shall not apply.

                  (ii) In the event the Company desires to obtain the consent of the Buyers to any transaction in accordance with Section 4(l) (a "CONSENT REQUEST TRANSACTION") and the Company has made a good faith determination that the matters relating to such Consent Request Transaction constitute material non-public information, the Company shall submit a written request (the "MATERIAL EVENT NOTICE") to the person designated on the Schedule of Buyers for such Buyer, or such other person as such Buyer shall designate in writing to the Company (the "MATERIAL NOTICE RECIPIENT") requesting permission to deliver any such request (a "CONSENT REQUEST NOTICE"). Until the earlier to occur of (x) the date on which the Material Notice Recipient gives written notice to the Company authorizing the delivery of such Consent Request Notice to the Buyer (the "MATERIAL EVENT NOTICE ACCEPTANCE") or (y) the date on which the material non-public information which is the subject of the Consent Request Notice is publicly disclosed in a filing with the SEC, the Company shall be relieved of any obligation imposed by this Agreement or any other Transaction Document to deliver the Consent Request Notice to the Buyer, such Buyer shall be deemed to have waived the Buyer's rights hereunder to receive such Consent Request Notice and the Buyer shall be deemed to have consented to such Consent Request Transaction, until the earlier to occur of (I) the date the Material Notice Recipient delivers such Material Event Notice Acceptance to the Company and (II) the date the Consent Request Transaction has been consummated. Notwithstanding anything in any Transaction Document to the contrary, the Company covenants and agrees that it shall not provide the material non-public information which is the subject of the Consent Request Notice to any Buyer until the earlier to occur of (x) such time as the Material Event Notice Acceptance is received by the Company or (y) the material non-public information which is the subject of the Consent Request Notice has been disclosed in a filing with the SEC. The Company shall, within five (5) Trading Days (as defined in the Note) of the earlier to occur of (i) the consummation of the transactions contemplated by the Material Event Notice and (ii) the date the transaction contemplated by the Consent Request Notice is withdrawn or terminated, make public disclosure of any material non-public information provided to any Buyer in connection with the Consent Request Notice (the "DISCLOSURE DATE"). In the event of a breach of the foregoing covenant by the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees and agents, in addition to any other remedy provided herein or in the Transaction Documents, a Buyer shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material, nonpublic information without the prior approval by the Company, its Subsidiaries, or any of its or their respective officers, directors, employees or agents. No Buyer shall have any liability to the Company, its Subsidiaries, or any of its or their respective officers, directors, employees, stockholders or agents for any such disclosure.

            (k)   ADDITIONAL NOTES; VARIABLE SECURITIES; DILUTIVE ISSUANCES.

                  (i) So long as any Buyer beneficially owns any Securities, the Company will not, (a) without the prior written consent of the holders of a majority in principal amount of the Aggregate Notes, issue any Notes (other than to the Buyers as contemplated hereby or pursuant to the Other Securities Purchase Agreement) or (b) issue any other securities that would cause a breach or default under the Aggregate Notes.

                  (ii) For so long as (x) at least $5,000,000 in aggregate principal amount of the Aggregate Notes are outstanding or (y) at least 25% of the Series A Warrants are outstanding, the Company shall not, without the prior written consent of the holders of a majority in principal amount of the Aggregate Notes, in any manner, issue or sell any rights, warrants or options to subscribe for or purchase Common Stock or directly or indirectly convertible into or exchangeable or exercisable for Common Stock at a conversion, exchange or exercise price which varies or may vary after issuance with the market price of the Common Stock, including by way of one or more reset(s) to any fixed price unless the conversion, exchange or exercise price of any such security cannot be less than the then applicable Conversion Price (as defined in the Notes) with respect to the Common Stock into which any Notes are convertible or the then applicable Exercise Price (as defined in the Warrants) with respect to the Common Stock into which any Warrant is exercisable.

                  (iii) For so long as any Notes or Warrants remain outstanding, the Company shall not, in any manner, enter into or affect any dilutive issuance if the effect of such dilutive issuance is to cause the Company to be required to issue upon conversion of any Note or exercise of any Warrant any shares of Common Stock in excess of that number of shares of Common Stock which the Company may issue upon conversion of the Notes and exercise of the Warrants, other than the issuance and exercise of the Existing Stockholder Warrants.

                  (iv) For so long as any Notes remain outstanding, without the prior written consent of the holders of a majority in principal amount of the Aggregate Notes, the

Company shall not, in any manner, enter into or affect any issuance (including without limitation the issuance of options, stock, equity, warrants, and convertible securities) if the effect of such issuance is to cause the Company to be required to issue upon conversion or exercise of any option, warrant, convertible security or other instrument any shares of Common Stock or other Company equity in excess of (x) that number of shares of Common Stock or Company equity that the Company may issue upon conversion and/or exercise thereof without breaching the Company's obligations under the rules or regulations of the Principal Market, unless the conversion and/or exercise of any portion of such option, warrant or convertible security is conditioned upon receipt of the necessary approvals under the rules and regulations of the Principal Market or
(y) the authorized but unissued shares of Common Stock and/or other applicable equity of the Company (after considering all other outstanding instruments that may be converted into or exercised for such Common Stock or equity), unless the conversion or exercise of any portion of such option, warrant or convertible security in excess of the authorized but unissued shares of common stock is conditioned upon the approval and filing of an amendment to the Company's
Certificate of Incorporation to increase the number of authorized shares to permit such conversion or exercise; provided that the Company shall issue shares of Common Stock in connection with any such issuance only to the extent that Company has reserved all of the shares required to be reserved pursuant to
Section 4(m) below.

            (l) CORPORATE EXISTENCE; ACQUISITIONS. So long as any Buyer beneficially owns any Securities, without the prior written consent of the holders of a majority in principal amount of the Aggregate Notes, the Company shall not be party to any Fundamental Transaction (as defined in the Notes) unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Notes, the Certificates of
Designations and the Warrants. From and after the repayment in full of the Permitted Senior Indebtedness (as defined in the Notes), other than in connection with one or more unrelated Acquisition Transactions (as defined below) for aggregate gross purchase prices not in excess of $10 million, for so long as (x) at least $5,000,000 in aggregate principal amount of the Aggregate Notes are outstanding or (y) at least 25% of the Series A Warrants are outstanding, without the prior written consent of the holders of a majority in principal amount of the Aggregate Notes, the Company shall not acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets or stock of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any equity interest therein or any assets outside the ordinary course of business (each, an "ACQUISITION TRANSACTION").

            (m) RESERVATION OF SHARES. After the Company has obtained the Stockholder Approval and filed with the Secretary of State of Delaware an amendment to the Certificate of Incorporation to increase the number of authorized shares of Common Stock as contemplated by the Stockholder Approval, which shall be filed no later than the first (1st) Business Day after the Company has obtained the Stockholder Approval, the Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than (i) 130% of the maximum number of shares of Common Stock issuable upon conversion of the Aggregate Notes (assuming for purposes hereof, that the Aggregate Notes are convertible at the Conversion Rate (as defined in the Aggregate Notes) and without taking into account any limitations on the conversion of the Aggregate Notes set forth in the Aggregate Notes), (ii) 130% of the maximum number of shares of Common Stock issuable upon conversion of the Preferred Shares (assuming for purposes hereof, that the Preferred Shares are convertible at the Conversion Rate (as defined in the applicable Certificate of Designations) and without taking into account any limitations on the conversion of the Preferred Shares set forth in the applicable Certificate of Designations), (iii) 130% of the maximum number of shares of Common Stock issuable upon exercise of the Warrants (without taking into account any limitations on the exercise of the Warrants set forth in the Warrants) and (iv) 105% of the maximum number of shares of Common Stock or other equity of the Company issuable in connection with all other options, warrants, convertible securities and other instruments that are convertible or exercisable into such Common Stock and other equity of the Company.

            (n) CONDUCT OF BUSINESS. The business of the Company and its Subsidiaries shall not be conducted in violation of any law, ordinance or regulation of any governmental entity, except where such violations would not result, either individually or in the aggregate, in a Material Adverse Effect.

            (o) Additional Issuances of Securities.

                  (i)  For  purposes  of  this  Section   4(o),   the  following
definitions shall apply.

                        (1) "EQUITY/CONVERTIBLE SECURITIES" means (x) any stock, equity securities or securities (other than Options) convertible into or exercisable or exchangeable for shares of Common Stock or other equity of the Company or any of its Subsidiaries and/or (y) any debt, loans, debentures, bonds or similar indebtedness (collectively, "FINANCING DEBT"), but only if such Financing Debt is issued with or in connection with (including by way of related transactions) any Equity/Convertible Securities described in the preceding clause (x) and/or Options.

                        (2) "OPTIONS"  means any rights,  warrants or options to
subscribe  for  or  purchase  shares  of  Common  Stock  or   Equity/Convertible
Securities.

                        (3) "COMMON STOCK EQUIVALENTS" means, collectively, Options and Equity/Convertible Securities.

                  (ii) From the date hereof until the date that is thirty (30) Trading Days after the Initial Effective Date (the "TRIGGER DATE"), the Company will not, without the consent of the holders of a majority in principal amount of the Aggregate Notes, directly or indirectly, offer, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition of) any of its or its Subsidiaries' Common Stock Equivalents, equity or equity equivalent securities, including without limitation any debt, preferred stock or other instrument or security that is, at any time during its life and under any circumstances, convertible into or exchangeable or exercisable for shares of Common Stock or Common Stock Equivalents (any such offer, sale, grant, disposition or announcement being referred to as a "SUBSEQUENT PLACEMENT").

                  (iii) From the Trigger Date until the date on which none of the Aggregate Notes are outstanding, the Company will not, directly or indirectly, effect any Subsequent Placement unless the Company shall have first complied with this Section 4(o)(iii).

                        (1) The Company shall deliver to each Buyer (or any assignee thereof) who then holds Notes a written notice (the "OFFER NOTICE") of any proposed or intended issuance or sale (the "OFFER") of the Common Stock Equivalents being offered (the "OFFERED SECURITIES") in a Subsequent Placement, which Offer Notice shall (w) identify and describe the Offered Securities, (x) describe the price and other terms upon which they are to be issued or sold, and the number or amount of the Offered Securities to be issued or sold, (y) identify the persons or entities (if known) to which or with which the Offered Securities are to be offered, issued or sold and (z) offer to issue and sell to such Buyers and the Other Buyers all of the Offered Securities, allocated among such Buyers and Other Buyers ("OTHER BUYERS" means, the then current holders of the Watershed Notes (as defined in the Notes)) (a) based on such Buyer's or Other Buyer's pro rata portion of the aggregate principal amount of the Aggregate Notes then held by such Persons (the "BASIC AMOUNT"), and (b) with respect to each Buyer that elects (in its sole and absolute discretion) to purchase its Basic Amount, any additional portion of the Offered Securities attributable to the Basic Amounts of other Buyers and Other Buyers as such Buyer shall indicate it will purchase or acquire should the other Buyers or Other Buyers subscribe for less than their Basic Amounts (the "UNDERSUBSCRIPTION AMOUNT"), which process shall be repeated until the Buyers and Other Buyers shall have an opportunity to subscribe for any remaining Undersubscription Amount.

                        (2) To accept an Offer, in whole or in part, such Buyer must deliver a written notice to the Company prior to the end of the tenth
(10th) Business Day after such Buyer's receipt of the Offer Notice (the "OFFER PERIOD"), setting forth the portion of such Buyer's Basic Amount that such Buyer elects to purchase and, if such Buyer shall elect to purchase all of its Basic Amount, that portion of the Undersubscription Amount, if any, that such Buyer elects to purchase (in either case, the "NOTICE OF ACCEPTANCE"). If the Basic Amounts subscribed for by all the Buyers and the Other Buyers are less than the total of all of the Basic Amounts hereunder and under the Other Securities Purchase Agreement, then each Buyer who has set forth an Undersubscription Amount in its Notice of Acceptance shall be entitled to purchase, in addition to the Basic Amounts subscribed for, the Undersubscription Amount it has subscribed for; PROVIDED, HOWEVER, that if the Undersubscription Amounts subscribed for exceed the difference between the total of all the Basic Amounts and the Basic Amounts subscribed for hereunder and under the Other Securities Purchase Agreement (the "AVAILABLE UNDERSUBSCRIPTION AMOUNT"), each Buyer who has subscribed for any Undersubscription Amount shall be entitled to purchase only that portion of the Available Undersubscription Amount as the Basic Amount of such Buyer bears to the total Basic Amounts of all Buyers and the Other Buyers that have subscribed for Undersubscription Amounts, subject to rounding by the Company to the extent its deems reasonably necessary.

                        (3) The Company shall have ten (10) Business Days from the expiration of the Offer Period above to (i) offer, issue or sell all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by the Buyers or the Other Buyers (the "REFUSED SECURITIES"), but only to the offerees described in the Offer Notice (if so described therein) and only upon terms and conditions (including, without limitation, unit prices and interest rates) that are not more favorable to the acquiring person or persons or less favorable to the Company than those set forth in the Offer Notice and (ii) publicly announce (a) the execution of such Subsequent Placement Agreement (as defined below), and (b) either (x) the consummation of the transactions contemplated by such Subsequent Placement Agreement or (y) the termination of such Subsequent Placement Agreement, which shall be filed with the SEC on a Current Report on Form 8-K with such Subsequent Placement Agreement and any documents contemplated therein filed as exhibits thereto.

                        (4) In the event the Company shall propose to sell less than all the Refused Securities (any such sale to be in the manner and on the terms specified in Section 4(o)(iii)(3) above), then each Buyer may, at its sole option and in its sole discretion, reduce the number or amount of the Offered Securities that it was otherwise committed to purchase to an amount that shall be not less than the number or amount of the Offered Securities that such Buyer elected to purchase pursuant to Section 4(o)(iii)(2) above multiplied by a fraction, (i) the numerator of which shall be the number or amount of Offered Securities the Company actually proposes to issue or sell (including Offered Securities to be issued or sold to Buyers and Other Buyers pursuant to Section 4(o)(iii)(2) above prior to such reduction) and (ii) the denominator of which shall be the original amount of the Offered Securities. In the event that any Buyer so elects to reduce the number or amount of Offered Securities specified that it was otherwise committed to purchase, the Company may not issue or sell more than the reduced number or amount of the Offered Securities unless and until such securities have again been offered to the Buyers in accordance with
Section 4(o)(iii)(1) above.

                        (5) Upon the closing of the issuance or sale of all or less than all of the Refused Securities (if applicable), the Buyers shall acquire from the Company, and the Company shall issue to the Buyers, the number or amount of Offered Securities specified in the Notices of Acceptance, as reduced pursuant to Section 4(o)(iii)(3) above if the Buyers have so elected, upon the terms and conditions specified in the Offer. The purchase by the Buyers of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Company and the Buyers of a purchase agreement and other documents relating to such Offered Securities reasonably satisfactory in form and substance to the Buyers and their respective counsel.

                        (6) Any Offered Securities not acquired by the Buyers or the Other Buyers or other persons in accordance with Section 4(o)(iii)(3) above may not be offered, issued or sold until they are again offered to the Buyers under the procedures specified in this Section 4(o).

                        (7) The Company and the Buyers agree that if any Buyer elects to participate in the Offer, (x) neither the securities purchase agreement (the "SUBSEQUENT PLACEMENT AGREEMENT") with respect to such Offer nor any other transaction documents related thereto (collectively, the "SUBSEQUENT PLACEMENT DOCUMENTS") shall include any term or provisions (i) whereby any Buyer shall be required to agree to any restrictions in trading as to any securities of the Company owned by such Buyer prior to such Subsequent Placement or (ii) that is different (other than as to quantity and price) from the terms or provisions of the "Subsequent Placement Documents" of any other Buyer or

Other Buyer or third party offeree (if any), and (y) any registration rights set forth in such Subsequent Placement Documents shall be similar in all material respects to the registration rights contained in the Registration Rights Agreement.

                        (8)  Notwithstanding  anything  to the  contrary in this
Section 4(o) and unless otherwise agreed to by the Buyers, the Company shall either confirm in writing to the Buyers that the transaction with respect to the Subsequent Placement has been abandoned or shall publicly disclose its intention to issue the Offered Securities, in either case in such a manner such that the Buyers will not be in possession of material non-public information, by the twelfth (12th) Business Day following delivery of the Offer Notice. If by the twelfth (12th) Business Day following delivery of the Offer Notice no public disclosure regarding a transaction with respect to the Offered Securities has been made, and no notice regarding the abandonment of such transaction has been received by the Buyers, such transaction shall be deemed to have been abandoned and the Buyers shall not be deemed to be in possession of any material, non-public information with respect to the Company. Should the Company decide to pursue such transaction with respect to the Offered Securities, the Company shall provide each Buyer with another Offer Notice and each Buyer will again have the right of participation set forth in this Section 4(o)(iii). The Company shall not be permitted to deliver more than one such Offer Notice to the Buyers in any 60 day period.

                        (9) The  restrictions  contained in subsections (ii) and
(iii) of this Section 4(o) shall not apply in connection with the issuance of any Excluded Securities (as defined in the Notes) or the issuance of the Existing Stockholder Warrants. For the avoidance of doubt, the rights of each holder of any Aggregate Note under this Section 4(o) shall be transferable with the transfer of all or a portion of such Aggregate Note.

                        (10) For the avoidance of doubt, this Section 4(o) may not be waived or amended except by the written consent of all of holders of the Aggregate Notes. To the extent Section 4(o)(ii) is waived to allow a Subsequent Placement prior to the Trigger Date, the provisions of Section 4(o)(iii) shall apply MUTATIS MUTANDIS to all holders of the Aggregate Notes (and any transferee of a holder of Aggregate Notes) in connection with such Subsequent Placement.

      (p) Stockholder Approval.

                  (i) TRANSACTION STOCKHOLDER APPROVAL. The Company shall prepare and file with the SEC, as promptly as practicable after the Closing Date, but in no event later than the date ten (10) calendar days after the Closing Date, an information statement (the "TRANSACTION INFORMATION Statement"), in a form reasonably acceptable to the Buyers and Schulte Roth & Zabel LLP, at the expense of the Company, not to exceed $5,000, informing the stockholders of the Company of the receipt of the consents of the holders of a majority of the outstanding voting securities of the Company in the form attached hereto as EXHIBIT G (the "TRANSACTION STOCKHOLDER CONSENT") approving the transaction resolutions (the "TRANSACTION RESOLUTIONS") that approve the transactions contemplated hereby, pursuant to this Agreement and pursuant to the Other Securities Purchase Agreement, including, without limitation, the issuance and terms of the

Aggregate Notes (including the conversion of the Notes into Common Stock) and the approval of such transactions pursuant to applicable law and the rules and regulations of the Principal Market. In addition to the foregoing, if otherwise required by applicable law, rule or regulation, the Company shall prepare and file with the SEC a preliminary proxy statement with respect to a special or annual meeting of the stockholders of the Company (the "TRANSACTION STOCKHOLDER MEETING"), which shall be called as promptly as practicable after the date hereof, but in no event later than April 30, 2007 (the "TRANSACTION STOCKHOLDER MEETING DEADLINE") soliciting each such stockholder's affirmative vote for approval of, to the extent not previously adopted, the Transaction Resolutions (such affirmative approval being referred to herein as the "TRANSACTION STOCKHOLDER APPROVAL" and the date such approval is obtained, the "TRANSACTION
STOCKHOLDER APPROVAL DATE"), and the Company shall use its reasonable best efforts to solicit its stockholders' approval of such Transaction Resolutions and to cause the Board of Directors of the Company to recommend to the stockholders that they approve the Transaction Resolutions. The Company shall be obligated to seek to obtain the Transaction Stockholder Approval by the Transaction Stockholder Meeting Deadline. If, despite the Company's reasonable best efforts, the Transaction Stockholder Approval is not obtained on or prior to the Transaction Stockholder Meeting Deadline, the Company shall cause an additional Transaction Stockholder Meeting to be held every six (6) month period thereafter until the second anniversary of the Closing Date, whereafter such Transaction Stockholder Meeting shall only be required to occur at the annual meeting of the Company held that year and each year thereafter until Transaction Stockholder Approval is obtained, provided that if the Board does not recommend to the stockholders that they approve the Transaction Resolutions at any such Transaction Stockholder Meeting and the Transaction Stockholder Approval is not obtained, the Company shall cause an additional Transaction Stockholder Meeting to be held each calendar quarter thereafter until such Transaction Stockholder Approval is obtained.

                  (ii) ADDITIONAL STOCKHOLDER APPROVAL. The Company shall prepare and file with the SEC, as promptly as practicable after the date of the conversion of the Series A Preferred Stock of the Company into Common Stock, but in no event later than the date that is twenty (20) calendar days after the Closing Date, an information statement (the "ADDITIONAL INFORMATION STATEMENT"), in a form reasonably acceptable to the Buyers and Schulte Roth & Zabel LLP, at the expense of the Company, not to exceed $5,000, informing the stockholders of the Company of the receipt of the consents of the holders of a majority of the outstanding voting securities of the Company, in form and substance reasonably satisfactory to the Buyers, approving the authorized share resolutions (the "ADDITIONAL RESOLUTIONS" and collectively with the Transaction Resolutions, the "RESOLUTIONS") that approve (x) the increase in the authorized shares of Common Stock of the Company from 225,000,000 shares to a number of shares of Common Stock that is no less than such number of shares of Common Stock that would permit the Company to reserve as of the date hereof from the authorized shares of Common Stock of the Company the Required Registration Amount (as defined in the Registration Rights Agreement) of Common Stock of the Company, (y) the amendment of the Certificate of Incorporation of the Company to provide that the number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares of Common Stock then outstanding) by the affirmative vote of the holders of a majority of the outstanding voting securities of the Company, in accordance with applicable law and the rules and regulations of the Principal Market (the occurrence of (x) and (y), the ("AUTHORIZED SHARE INCREASE EVENT"), and (z) the amendment of the Certificate of Incorporation of the Company to eliminate Article VII thereof. In addition to the foregoing, if otherwise required by applicable law, rule or regulation, the Company shall prepare and file with the SEC a preliminary proxy statement with respect to a special or annual meeting of the stockholders of the Company (the "ADDITIONAL STOCKHOLDER Meeting"), which shall be called as promptly as practicable after the date of the conversion of the Series A Preferred Stock of the Company into Common Stock, but in no event later than April 30, 2007 (the "ADDITIONAL STOCKHOLDER MEETING DEADLINE") soliciting each such stockholder's affirmative vote for approval of, to the extent not previously adopted, the Additional Resolutions (such affirmative approval being referred to herein as the "ADDITIONAL STOCKHOLDER
APPROVAL" and the date such approval is obtained, the "ADDITIONAL STOCKHOLDER APPROVAL DATE" and the Additional Stockholder Approval and the Transaction Stockholder Approval are collectively referred to as the "STOCKHOLDER APPROVAL"), and the Company shall use its reasonable best efforts to solicit its stockholders' approval of such Additional Resolutions and to cause the Board of Directors of the Company to recommend to the stockholders that they approve the Additional Resolutions. The Company shall be obligated to seek to obtain the Additional Stockholder Approval by the Additional Stockholder Meeting Deadline. If, despite the Company's reasonable best efforts, the Additional Stockholder Approval is not obtained on or prior to the Additional Stockholder Meeting Deadline, the Company shall cause an additional Additional Stockholder Meeting to be held every six (6) month period thereafter until the second anniversary of the Closing Date, whereafter such Additional Stockholder Meeting shall only be required to occur at the annual meeting of the Company held that year and each year thereafter until Additional Stockholder Approval is obtained, provided that if the Board does not recommend to the stockholders that they approve the Additional Resolutions at any such Additional Stockholder Meeting and the Additional Stockholder Approval is not obtained, the Company shall cause an additional Additional Stockholder Meeting to be held each calendar quarter thereafter until such Additional Stockholder Approval is obtained.

                  (iii) STOCKHOLDER APPROVAL WAIVER; AMENDMENT. Notwithstanding anything in this Section 4(p) to the contrary, this Section 4(p) may only be waived or amended by the written consent of holders of all of the Aggregate Notes.

            (q) NOMINATION OF PRENCEN DIRECTOR. For so long as Prencen or any of its affiliates owns (x) at least $5,000,000 in aggregate principal amount of the Notes outstanding, (y) at least $5,000,000 of stated value of any preferred stock of the Company or (z) at least 25% of the Series A Warrants purchased by Prencen or its affiliates, as applicable, and subject to limitations, if any, imposed by stock exchange rules in effect from time to time, the Company agrees to cause one (1) person designated by Prencen (the "PRENCEN DIRECTOR") to be nominated for election at every meeting of the stockholders of the Company called with respect to the election of members of the board of directors of the Company, and at every adjournment or postponement thereof, and on every action or approval by written consent of the stockholders or the board of directors with respect to the election of members of the board of directors of the Company so that at any time there shall be one (1) director designated by Prencen on the board
                                      -34-
of directors of the Company. Should a person designated pursuant to this Section 4(q) be unwilling or unable to serve, or otherwise cease to serve, the Company shall cause one (1) person designated by Prencen to replace such member on the board of directors. If Prencen desires to remove any person designated by Prencen pursuant to this Section 4(q), the Company shall cooperate with and shall support such removal and any vacancy shall be filled in accordance with the preceding sentence.

            (r) SIZE OF BOARD OF DIRECTORS. Promptly following the Closing Date, the Company shall cause the Board of Directors of the Company to consist of seven (7) members. Thereafter, for so long as any Notes or Warrants remain outstanding and subject to the provisions of Section 4(q), the Company, with the unanimous approval of all members of the Board of Directors of the Company, may increase the size of the Board of Directors of the Company to consist of no more than nine (9) members provided that one (1) of such additional directors is a Prencen Director.

      5. REGISTER; TRANSFER AGENT INSTRUCTIONS.

            (a) REGISTER. The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to each holder of Securities), a register for the Notes, the Preferred Shares and the Warrants in which the Company shall record the name and address of the Person in whose name the Notes, the Preferred Shares and the Warrants have been issued (including the name and address of each transferee), the principal amount of the Notes, the number of Preferred Shares outstanding, the number of Conversion Shares issuable upon conversion of the Notes and the Preferred Shares and Warrant Shares issuable upon exercise of the Warrants held by such Person. The Company shall keep the register open and available at all times during business hours for inspection of any holder of any Aggregate Note or its legal representatives.

            (b) TRANSFER AGENT INSTRUCTIONS. The Company shall issue irrevocable instructions to its transfer agent, and any subsequent transfer agent, to issue certificates or credit shares to the applicable participant accounts at The Depository Trust Company ("DTC"), registered in the name of each Buyer or its respective nominee(s), for the Conversion Shares, and the Warrant Shares in such amounts as specified from time to time by each Buyer to the Company upon conversion of the Notes and Preferred Shares or exercise of the Warrants in the form of EXHIBIT H attached hereto (the "IRREVOCABLE TRANSFER AGENT
INSTRUCTIONS"). The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5(b), and stop transfer instructions to give effect to Section 2(g) hereof, will be given by the Company to its transfer agent with respect to the Securities, and that the Securities shall otherwise be freely transferable on the books and records of the Company, as applicable, and to the extent provided in this Agreement and the other Transaction Documents. If a Buyer effects a sale, assignment or transfer of the Securities in accordance with Section 2(g), the Company shall permit the transfer and shall promptly instruct its transfer agent to issue one or more certificates or credit shares to the applicable participant accounts at DTC in such name and in such denominations as specified by such Buyer to effect such sale, transfer or assignment. In the event that such sale, assignment or transfer involves Conversion Shares or Warrant Shares sold, assigned or transferred pursuant to an effective registration statement or pursuant to Rule 144, the transfer agent shall issue such Securities to the Buyer, assignee or transferee, as the case may be, without any restrictive legend. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to a Buyer. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5(b) will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this
Section 5(b), that a Buyer shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

            (c) PLEDGES. The Securities may be pledged in connection with a bona fide margin account or other loan or financing arrangement secured by the Securities and such pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities, and no Buyer effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document, including without limitation Section 2(g).

      6.    CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

      The obligation of the Company hereunder to sell the Notes to Prencen Lending at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

            (a) Such Buyer shall have executed each of this Agreement, the Registration Rights Agreement, the Security Agreement, the Intercreditor Agreement and the Intercompany Subordination Agreement and delivered the same to the Company.

            (b) Prencen Lending shall have delivered to the Company the Amended Note for cancellation.

            (c) Prencen Lending shall have delivered to the Company any stock certificates with respect to Subsidiaries of the Company held by Prencen Lending or for such certificates that cannot be located, certificates of lost certificate affidavit and indemnity in form and substance reasonably satisfactory to the Company and each such Subsidiary.

            (d) Prencen Lending and Prencen shall have executed the Intercreditor Agreement (as defined in the Security Agreement) and delivered the same to the Company, Prencen and the Agent (as defined in the Security Agreement).

            (e) The representations and warranties of such Buyer shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of the Closing Date (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date), and such Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer at or prior to the Closing Date.

            (f) The Buyers shall have delivered the instruments necessary to terminate effectiveness of the Terminated Documents, including, without limitation, mortgage releases, re-assignments or releases of trademarks, copyrights and patents as are necessary to release, as of record, the security interests previously recorded with respect to the Terminated Documents.

            (g)  Concurrently  with  the  Closing  herewith,   the  transactions
contemplated by the Other Securities Purchase Agreement shall be consummated.

      7.    CONDITIONS TO EACH BUYER'S OBLIGATION TO PURCHASE.

      The obligation of Prencen Lending hereunder to purchase the Notes at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for each Buyer's sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

            (a) The Company and each Subsidiary, as applicable, shall have duly executed and delivered to such Buyer (i) each of the Transaction Documents and
(ii) the Notes being acquired by such Buyer at the Closing pursuant to this Agreement (in such principal amounts as is set forth across from such Buyer's name in column (3) of the Schedule of Buyers), if any.

            (b) Concurrently with the Closing herewith, (i) the transactions contemplated by the Other Securities Purchase Agreement and (ii) the Acquisition shall be consummated.

            (c) The Company shall have delivered to Prencen Lending the Acquisition Payoff Amount by wire transfer of immediately available funds pursuant to the wire instructions provided by Prencen Lending.

            (d) The Company shall have delivered to Schulte Roth & Zabel LLP the Legal Expense Amount by wire transfer of immediately available funds pursuant to the wire instructions provided by Schulte Roth & Zabel LLP.

            (e) Such Buyer shall have received the opinion of Kramer Levin Naftalis & Frankel LLP the Company's outside counsel, dated as of the Closing Date, in substantially the form of EXHIBIT I attached hereto.

            (f) The Company shall have delivered to such Buyer a copy of the Irrevocable Transfer Agent Instructions, in the form of EXHIBIT H attached hereto, which instructions shall have been delivered to and acknowledged in writing by the Company's transfer agent.

            (g) The Company shall have delivered to such Buyer a certificate evidencing the formation and good standing of the Company and each of its Subsidiaries in each such entity's jurisdiction of formation issued by the Secretary of State (or equivalent) of such jurisdiction of formation as of a date within ten (10) days of the Closing Date.

            (h) The Company shall have delivered to such Buyer a certified copy of the Certificate of Incorporation as certified by the Secretary of State of the State of Delaware within ten (10) days of the Closing Date.

            (i) The Company shall have delivered to such Buyer a certificate, executed by the Secretary of the Company and dated as of the Closing Date, as to
(x) the resolutions consistent with Section 3(b) as adopted by the Company's board of directors in a form reasonably acceptable to such Buyer, (y) the Certificate of Incorporation and (z) the Bylaws, each as in effect at the Closing, in the form attached hereto as EXHIBIT J.

            (j) The representations and warranties of the Company shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except (x) for representations and warranties that shall not be true and correct as of the date when made and/or as of the Closing Date as though made at that time, in each case solely by virtue of the Stockholder Approval not being obtained as of the date when made and/or as of the Closing Date and the amendments to the Certificate of Incorporation of the Company not having been filed with the Secretary of State of Delaware to effectuate the amendments specified in clauses (x) and (y) of Section 4(p)(ii) as of the date when made and/or as of the Closing Date and (y) for representations and warranties that speak as of a specific date) and the Company and each of its Subsidiaries shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company and each of its Subsidiaries at or prior to the Closing Date (except for any breach of any such covenants or agreements solely by virtue of the Stockholder Approval not being obtained at or prior to the Closing Date and the amendments to the Certificate of Incorporation of the Company not having been filed with the Secretary of State of Delaware to effectuate the amendments specified in clauses (x) and (y) of Section 4(p)(ii) at or prior to the Closing Date). Such Buyer shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer in the form attached hereto as EXHIBIT K.

            (k) The Company shall have delivered to such Buyer a letter from the Company's transfer agent certifying the number of shares of Common Stock outstanding as of a date within five days of the Closing Date.

            (l) The Common Stock (i) shall be designated for quotation or listed on the Principal Market and (ii) shall not have been suspended, as of the Closing Date, by the SEC or the Principal Market from trading on the Principal Market nor shall suspension by the SEC or the Principal Market have been threatened, as of the Closing Date, either (x) in writing by the SEC or the Principal Market or (y) by falling below the minimum maintenance requirements of the Principal Market.

            (m) Other than the Stockholder Approval, the Company shall have obtained all governmental, regulatory and/or third party consents and approvals, if any, necessary for the issuance of the Securities.

            (n) The Company shall have delivered to such Buyer (i) the Transaction Stockholder Consent executed by holders of a majority of the outstanding voting securities of the Company (the "STOCKHOLDERS") in the form attached hereto as EXHIBIT G and (ii) duly executed voting agreements of the Stockholders, in the form attached hereto as EXHIBIT L (the "VOTING Agreements"), whereby the Stockholders shall agree to vote in favor of the Resolutions and to vote in favor of one Person designated by Prencen to serve on the board of directors of the Company as and to the extent provided in
Section 4(q).

            (o) Watershed shall have executed the Intercreditor Agreement and delivered the same to the Company, Prencen Lending and the agent thereto.

            (p) The Company shall have delivered to such Buyer such other documents relating to the transactions contemplated by this Agreement as such Buyer or its counsel may reasonably request.

      8.    TERMINATION.

            In the event that the Closing shall not have occurred with respect to a Buyer on or before fifteen (15) Business Days from the date hereof due to the Company's or such Buyer's failure to satisfy the conditions set forth in Sections 6 and 7 above (and the nonbreaching party's failure to waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party; provided, however, if this Agreement is terminated pursuant to this Section 8, the Company shall remain obligated to reimburse the non-breaching Buyers for the expenses described in Section 4(g) above.

      9.    MISCELLANEOUS.

            (a) GOVERNING LAW; JURISDICTION; JURY TRIAL. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

            (b) COUNTERPARTS. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

            (c) HEADINGS. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

            (d) SEVERABILITY. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

            (e) ENTIRE AGREEMENT; AMENDMENTS. This Agreement and the other Transaction Documents supersede all other prior oral or written agreements between the Buyers, the Company, their affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement, the other Transaction Documents and the instruments referenced herein and therein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company, the holders of at least a majority in aggregate principal amount of the Notes and the holders of at least a majority in aggregate principal amount of the Aggregate Notes, and any amendment to this Agreement made in conformity with the provisions of this Section 9(e) shall be binding on all Buyers and holders of Securities, as applicable. No provision hereof may be waived (except to the extent such provisions call for the consent of the Required Holders or holders of at least a majority in aggregate principal amount of the Notes or Aggregate Notes, in which case such provision may be waived with the consent of the Required Holders or holders of at least a majority in aggregate principal amount of the Notes or Aggregate Notes, as applicable) other than by an instrument in writing signed by the party against whom enforcement is sought. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Aggregate Notes then outstanding. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any Transaction Document unless the same consideration also is offered to all of the parties to such particular Transaction Document. The Company has not, directly or indirectly, made any agreements with any Buyers relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents, which have been provided to the Other Buyers. Without limiting the foregoing, the Company confirms that, except as set forth in this Agreement, no Buyer has made any commitment or promise or has any other obligation to provide any financing to the Company, its Subsidiaries or otherwise.

            (f) NOTICES. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

                  If to the Company:

                         Ascendia Brands, Inc.
                         100 American Metro Boulevard
                         Suite 108
                         Hamilton, NJ 08619
                         Telephone: (609) 219-0930
                         Facsimile: (609) 890-8458
                         Attention: General Counsel

                  With a copy (for informational purposes only) to:

                         Kramer Levin Naftalis & Frankel LLP
                         1177 Avenue of the Americas
                         New York, NY 10036
                         Telephone: (212) 715-9100
                         Facsimile: (212) 715-8000
                         Attention: Thomas D. Balliett

                  If to the Transfer Agent:

                         American Stock Transfer & Trust Co.
                         6201 15th Avenue
                         Brooklyn, NY 11219
                         Telephone: (718) 921-8143
                         Facsimile: (718) 921-8116
                         Attention: Joe Wolf, Vice President

If to a Buyer, to its address and facsimile number set forth on the Schedule of Buyers, with copies to such Buyer's representatives as set forth on the Schedule of Buyers,

                  with a copy (for informational purposes only) to:

                         Schulte Roth & Zabel LLP
                         919 Third Avenue
                         New York, New York  10022
                         Telephone:  (212) 756-2000
                         Facsimile:  (212) 593-5955
                         Attention:  Eleazer N. Klein, Esq.

or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change.
Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

            (g) SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and, with respect to the Buyers, the Buyers' permitted assigns, including any purchasers of the Notes or the Warrants. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of all of the holders of the Aggregate Notes (unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Note and the Warrants). A Buyer may assign some or all of its rights hereunder only in connection with the transfer of any of its Securities in compliance with the terms of this Agreement without the consent of the Company, in which event such assignee shall be deemed to be a Buyer hereunder with respect to such assigned rights.

            (h) NO THIRD PARTY BENEFICIARIES. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

            (i) SURVIVAL. Unless this Agreement is terminated under Section 8, the representations and warranties of the Buyers and the Company contained in Sections 2 and 3, respectively, and the agreements and covenants set forth in Sections 4, 5 and 9 shall survive the Closing and the delivery and exercise of Securities, as applicable. Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder and not those of any other Buyer or Other Buyer and the obligations of the Buyers hereunder are several (and not joint and several).

            (j) FURTHER ASSURANCES. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

            (k) INDEMNIFICATION. In consideration of each Buyer's execution and delivery of the Transaction Documents that it is a party to and acquiring the Securities hereunder and in addition to all of the Company's other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless each Buyer and each other holder of the Securities and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons' agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "INDEMNITEES") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "INDEMNIFIED LIABILITIES"), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company and/or any of its Subsidiaries in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby,
(b) any breach of any covenant, agreement or obligation of the Company and/or any of its Subsidiaries contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby or (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company and/or any of its Subsidiaries) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities,
(iii) any disclosure made pursuant to Section 4(j), or (iv) the status of such Buyer or holder of the Securities as an investor in the Company pursuant to the transactions contemplated by the Transaction Documents. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Section 9(k) shall be the same as those set forth in Section 6 of the Registration Rights Agreement.

            (l) NO STRICT CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

            (m) REMEDIES. Each Buyer and each holder of the Securities shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law or in equity. Furthermore, the Company recognizes that in the event that it and/or any of its Subsidiaries fails to perform, observe, or discharge any or all of its obligations under the Transaction Documents, any remedy at law may prove to be inadequate relief to the Buyers. The Company therefore agrees that the Buyers shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without posting a bond or other security.

            (n) RESCISSION AND WITHDRAWAL RIGHT. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Buyer exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Buyer may (with respect to itself) rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights

            (o) PAYMENT SET ASIDE. To the extent that the Company and/or any of its Subsidiaries makes a payment or payments to the Buyers hereunder or pursuant to any of the other Transaction Documents or the Buyers enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, foreign, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

            (p) INDEPENDENT NATURE OF BUYERS' OBLIGATIONS AND RIGHTS. The obligations of each Buyer and each Other Buyer under any Transaction Document or any other documents are several and not joint with the obligations of any other Buyer or Other Buyer, and no Buyer or Other Buyer shall be responsible in any way for the performance of the obligations of any other Buyer or Other Buyer under any Transaction Document or any other documents. Nothing contained herein or in any other Transaction Document or any other documents, and no action taken by any Buyer or Other Buyer pursuant hereto or thereto, shall be deemed to constitute the Buyers and the Other Buyers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Buyers and the Other Buyers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents or any other documents or otherwise and the Company acknowledges that the Buyers and the Other Buyers are not acting in concert or as a group, and the Company will not assert any such claim, with respect to such obligations or the transactions contemplated by the Transaction Documents or any other documents. Each Buyer confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Buyer shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents or any other documents, and it shall not be necessary for any other Buyer or the Other Buyers to be joined as an additional party in any proceeding for such purpose.

            (q) SUBORDINATION. THIS AGREEMENT IS SUBJECT TO THE TERMS AND PROVISIONS OF THE INTERCREDITOR AGREEMENT DATED AS OF FEBRUARY 9, 2007, (AS AMENDED, RESTATED, SUPPLEMENTED, OR OTHERWISE MODIFIED FROM TIME TO TIME, THE "INTERCREDITOR AGREEMENT"), BY AND AMONG WELLS FARGO FOOTHILL, INC., AS FIRST LIEN AGENT, WELLS FARGO FOOTHILL, INC., AS SECOND LIEN COLLATERAL AGENT, WATERSHED ADMINISTRATIVE, LLC, AS SECOND LIEN ADMINISTRATIVE AGENT, WELLS FARGO FOOTHILL, INC., AS THIRD LIEN COLLATERAL AGENT, AND PRENCEN LENDING LLC, WATERSHED CAPITAL PARTNERS, L.P., AND WATERSHED CAPITAL INSTITUTIONAL PARTNERS, L.P., AS THIRD LIEN LENDERS AND PRENCEN LLC. IN THE EVENT OF ANY CONFLICT BETWEEN TERMS OF THE INTERCREDITOR AGREEMENT AND THIS AGREEMENT, THE TERMS OF THE INTERCREDITOR AGREEMENT SHALL GOVERN AND CONTROL.

                            [SIGNATURE PAGE FOLLOWS]

      IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.


                                    COMPANY:

                                    ASCENDIA BRANDS, INC.



                                    By: /s/ Joseph A. Falsetti
                                       ----------------------------------
                                       Name:  Joseph A. Falsetti
                                       Title: President and Chief Executive
                                              Officer

      IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.



                                    BUYERS:

                                    PRENCEN LLC
                                    By: Prentice Capital Management, LP,
                                        as Manager



                                    By: /s/ Mathew Hoffman
                                       ----------------------------------
                                       Name:  Mathew Hoffman
                                       Title: General Counsel

      IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.





                                    PRENCEN LENDING LLC,
                                            AS BUYER
                                    By: Prentice Capital Management, LP,
                                        as Manager


                                    By: /s/ Mathew Hoffman
                                       ----------------------------------
                                       Name:  Mathew Hoffman
                                       Title: General Counsel

                               SCHEDULE OF BUYERS

          (1)                       (2)                       (3)            (4)           (5)                     (6)
                                                           AGGREGATE                    NUMBER OF
                                                           PRINCIPAL      NUMBER OF     SERIES B
                                                           AMOUNT OF       SERIES A   WARRANT SHARES     LEGAL REPRESENTATIVE'S
   BUYER             ADDRESS AND FACSIMILE NUMBER           NOTES      WARRANT SHARES                 ADDRESS AND FACSIMILE NUMBER
-------------------  -----------------------------------  ----------  --------------- --------------  ----------------------------
Prencen LLC          c/o Prentice Capital Management, LP      N/A         3,053,358    3,000,000**    Schulte Roth & Zabel LLP
                     623 Fifth Avenue                                                                 919 Third Avenue
                     32nd Floor                                                                       New York, New York  10022
                     New York, NY  10022                                                              Attention: Eleazer Klein, Esq.
                     Facsimile: (212) 756-1480                                                        Facsimile: (212) 593-5955
                     Telephone: (212)-756-8045                                                        Telephone: (212) 756-2376
                     Attention: Michael Weiss
                                Mathew Hoffman

Prencen Lending LLC  c/o Prentice Capital Management, LP  $76,000,000        N/A           N/A        Schulte Roth & Zabel LLP
                     623 Fifth Avenue                                                                 919 Third Avenue
                     32nd Floor                                                                       New York, New York  10022
                     New York, NY  10022                                                              Attention: Eleazer Klein, Esq.
                     Facsimile: (212) 756-1480                                                        Facsimile: (212) 593-5955
                     Telephone: (212) 756-8045                                                        Telephone: (212) 756-2376
                     Attention: Michael Weiss
                                Mathew Hoffman

**Represents maximum number of Series B Warrant Shares issuable upon exercise of the Series B Warrant. The actual number of Series B
Warrant Shares issuable at any time upon exercise of the Series B Warrant shall be determined in accordance with the terms of the
Series B Warrant.

                                   APPENDIX I

                              Terminated Documents

Amended and Restated Registration Rights Agreement, dated as of August 2, 2006, by and among Ascendia Brands, Inc., Prencen LLC and Prencen Lending LLC (the "Amended and Restated Registration Rights Agreement").

Amendment dated October 2, 2006 to the Amended and Restated Registration Rights Agreement, by and among Ascendia Brands, Inc., Prencen LLC and Prencen Lending LLC.

Amendment dated October 10, 2006 to the Amended and Restated Registration Rights Agreement, by and among Ascendia Brands, Inc., Prencen LLC and Prencen Lending LLC.

Senior Secured Convertible Note in the principal amount of $91,000,000 issued by Ascendia Brands, Inc. to Prencen Lending LLC as of August 2, 2006.

Amended and Restated Security Agreement, dated as of August 2, 2006, by and among Ascendia Brands, Inc., Hermes Acquisition Company I LLC, Lander Intangibles Corporation, Lander Co., Inc., Ascendia Real Estate LLC and Lander Co. Canada Limited in favor of Prencen Lending LLC, in its capacity as the agent for the lenders (the "Security Agreement").

Amended and Restated Pledge and Security Agreement, dated as of August 2, 2006, by and among Ascendia Brands, Inc., Ascendia Brands Co., Inc., Hermes Acquisition Company I LLC, Lander Intangibles Corporation, Lander Co., Inc., Ascendia Real Estate LLC and Lander Co. Canada Limited in favor of Prencen Lending LLC, in its capacity as collateral agent for the lenders (the "Pledge Agreement").

Joinder Agreement, dated as of August 2, 2006, to the Security Agreement by and among Ascendia Brands, Inc., Ascendia Brands Co., Inc., Hermes Acquisition Company I LLC, Lander Intangibles Corporation, Lander Co., Inc., Ascendia Real Estate LLC and Lander Co. Canada Limited in favor of Prencen Lending LLC, in its capacity as collateral agent for the lenders.

Joinder Agreement, dated as of August 2, 2006, to the Pledge Agreement by and among Ascendia Brands, Inc., Ascendia Brands Co., Inc., Hermes Acquisition Company I LLC, Lander Intangibles Corporation, Lander Co., Inc., Ascendia Real Estate LLC and Lander Co. Canada Limited in favor of Prencen Lending LLC, in its capacity as collateral agent for the lenders.

Amended and Restated Guaranty, dated as of August 2, 2006, by Hermes Acquisition Company I LLC, Lander Intangibles Corporation, Lander Co., Inc., Ascendia Real Estate LLC and Lander Co. Canada Limited in favor of Prencen Lending LLC, in its capacity as collateral agent for the lenders (the "Amended and Restated Guaranty").

Guaranty, dated as of August 2, 2006, by Ascendia Brands Co., Inc. in favor of Prencen Lending LLC, in its capacity as collateral agent for the lenders (the "Guaranty").

Second Amended and Restated Registration Rights Agreement, dated as of December 27, 2006, by and among Ascendia Brands, Inc., Prencen LLC and Prencen Lending LLC.

Amendment Agreement, dated as December 30, 2006, by and among Ascendia Brands, Inc., Prencen LLC and Prencen Lending LLC.

Amended and Restated Senior Secured Convertible Note in the principal amount of $91,000,000 issued by Ascendia Brands, Inc. to Prencen Lending LLC as of August 2, 2006, and amended and restated as of December 30, 2006.

First Amendment and Reaffirmation (Security Agreement), dated as of December 30, 2006, by and among Ascendia Brands, Inc., Hermes Acquisition Company I LLC, Lander Intangibles Corporation, Lander Co., Inc., Ascendia Real Estate LLC, Ascendia Brands Co., Inc., and Prencen Lending LLC, as collateral agent for the lenders.

First Amendment and Reaffirmation (Pledge Agreement), dated as of December 30, 2006, by and among Ascendia Brands, Inc., Hermes Acquisition Company I LLC, Lander Intangibles Corporation, Lander Co., Inc., Ascendia Real Estate LLC, Ascendia Brands Co., Inc., and Prencen Lending LLC, as collateral agent for the lenders.

First Amendment and Reaffirmation (Amended and Restated Guaranty), dated as of December 30, 2006, by and among Hermes Acquisition Company I LLC, Lander Intangibles Corporation, Lander Co., Inc., Ascendia Real Estate LLC, Lander Co. Canada Limited, and Prencen Lending LLC, as collateral agent for the lenders.

First Amendment and Reaffirmation (Guaranty), dated as of December 30, 2006, by and between Ascendia Brands Co., Inc., and Prencen Lending LLC, as collateral agent for the lenders.

                                    EXHIBITS

Exhibit A-1   Form of Series A Warrants
Exhibit A-2   Form of Series B Warrants
Exhibit B     Form of Notes
Exhibit C     Form of  Registration  Rights  Agreement
Exhibit D     Form of  Security Agreement
Exhibit E-1   Form of Domestic  Guarantees
Exhibit E-2   Form of Canadian Guarantee
Exhibit F     Form  of  Intercreditor   Agreement
Exhibit G     Form  of Transaction  Stockholder  Consent
Exhibit H     Form of Irrevocable  Transfer Agent Instructions
Exhibit I     Form of Outside Company Counsel Opinion
Exhibit J     Form of Secretary's  Certificate
Exhibit K     Form of Officer's  Certificate
Exhibit L     Form of Voting Agreement